UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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WOLVERINE WORLDWIDE
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement	Notice of 2013 Annual Meeting of Stockholders

LETTER TO STOCKHOLDERS

Wolverine World Wide, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

March 11, 2013

Dear Stockholder,

You are invited to attend the 2013 Annual Meeting of Stockholders, on Thursday, April 18, 2013, at Wolverine Worldwide’s headquarters in Rockford, Michigan.

The annual meeting will begin with an introduction of management attendees and directors, followed by voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and any other business matters properly brought before the meeting. The meeting will adjourn for a presentation on the Company’s business operations, and then resume for a report on the voting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or through the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Sincerely,

Blake W. Krueger

Chairman

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 1

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

10:00 a.m., April 18, 2013

Wolverine World Wide, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

March 11, 2013

To our Stockholders:

We invite you to attend Wolverine Worldwide’s Annual Meeting of Stockholders at the Company’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Thursday, April 18, 2013, at 10:00 a.m. Eastern Daylight Time. The annual meeting will begin with an introduction of management attendees and directors, after which stockholders will:

(1)	vote on the election of the three director nominees named in the proxy statement for three-year terms expiring in 2016;
(2)	vote on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013;
(3)	vote on an advisory resolution approving compensation for the Company’s named executive officers;
(4)	vote on a proposal to approve the Stock Incentive Plan of 2013; and
(5)	transact other business that may properly come before the meeting.

The meeting will adjourn for a presentation on the Company’s business operations, then resume for a report on the voting results. You can vote at the meeting and any adjournment of the meeting if you were a stockholder of record on March 1, 2013.

By Order of the Board of Directors

R. Paul Guerre, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 18, 2013.

Wolverine’s Proxy Statement for the 2013 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 29, 2012, are available at www.wolverineworldwide.com/2013annualmeeting.

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2013 PROXY STATEMENT

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2013 PROXY STATEMENT

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2013 PROXY STATEMENT

We are furnishing you this proxy statement and enclosed proxy card in connection with the solicitation of proxies by the Board of Directors of Wolverine World Wide, Inc. (“Wolverine Worldwide” or the “Company”) to be used at the Annual Meeting of Stockholders of the Company. Distribution of this proxy statement and enclosed proxy card to stockholders is scheduled to begin on or about March 11, 2013.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or through the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage stockholders to submit proxies in advance. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. In order to vote any shares at that meeting that are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot.

References to “2012” or “fiscal year 2012” in this proxy statement are to the Company’s fiscal year ending December 29, 2012, unless otherwise noted in the text. References to “2013” or “fiscal year 2013” in this proxy statement are to the Company’s fiscal year ending December 28, 2013, unless otherwise noted in the text.

Board of Directors

The stockholders elect the directors who serve on the Board of Directors (the “Board” or “Board of Directors”) to oversee Company management. The Board delegates authority to the Chief Executive Officer (“CEO”) and senior management to pursue the Company’s mission and oversees the CEO’s and senior management’s conduct of the Company’s business. In addition to its general oversight function, the Board reviews and assesses the Company’s strategic and business planning, senior management’s approach to addressing significant risks, and has additional responsibilities including, but not limited to, the following:

»	reviewing and approving the Company’s key objectives and strategic business plans and monitoring implementation of those plans and the Company’s success in meeting identified objectives;

»	reviewing the Company’s financial objectives and major corporate plans, business strategies and actions;

»	selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

»	providing advice and oversight regarding the selection, evaluation, development and compensation of senior management;
»	reviewing significant risks confronting the Company and alternatives for their mitigation; and

»

assessing whether adequate policies and procedures are in place to safeguard the integrity of the Company’s business operations and financial reporting and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.

The Company expects directors to attend every meeting of the Board and the committees on which they serve and attend the annual meeting of stockholders. In 2012, 12 directors (each director then serving on the Board) attended the 2012 Annual Meeting of Stockholders and all directors attended at least 75% of the meetings of the Board and the committees on which they served.

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2013 PROXY STATEMENT

BOARD COMPOSITION

The Board prides itself on its ability to recruit and retain directors who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and effectively serve the stockholders’ long-term interests. Wolverine Worldwide seeks to achieve diversity in its Board membership by assembling a Board that has a broad range of skills, expertise, knowledge and contacts to benefit the Company’s business. This goal is incorporated in the Company’s Corporate Governance Guidelines. The Board, with the assistance of the Governance Committee, annually assesses the current composition of the Board considering diversity across many dimensions. The Board and Governance Committee use this assessment when defining the criteria for a director search.

The Board’s Governance Committee acts as its nominating committee. The Governance Committee, in anticipation of upcoming director elections and other potential or expected Board vacancies, searches for qualified individuals and recommends candidates for director openings to the full Board. At the Company’s expense, the Committee may retain a search firm or other external parties to assist it in identifying candidates. The Committee delegates day-to-day management and oversight of the external parties to the CEO and the Company’s Senior Vice President of Global Human Resources. The Committee considers candidates suggested by directors, senior management and stockholders, and evaluates all candidates in the same manner. Stockholders may recommend individuals as potential director candidates by communicating with the Committee through one of the Board communication mechanisms described under the heading “Stockholders Communications Policy.” Stockholders that wish to nominate a director candidate must comply with the procedures set forth in the By-laws posted on the Company’s website. Ultimately, the Board selects the Company nominees for election at each annual meeting.

As stated in the Company’s Corporate Governance Guidelines, Wolverine Worldwide seeks to achieve diversity in its Board membership by assembling a group of directors who have a broad range of skills, expertise, knowledge and contacts to benefit the Company’s business. The Governance Committee and the Board annually assess the current make-up of the Board, considering diversity across many dimensions, and the Committee uses this assessment when defining the criteria for a director search. The Committee, along with the Board, assesses the effectiveness of the diversity objective when reviewing the Board composition. Among other things, the Board has determined that it is important to have individuals with one or a combination of the following skills and experiences on the Board:

»

FOOTWEAR, APPAREL AND RETAIL EXPERIENCE. The Company’s business focuses on the international marketing and sale of footwear and apparel, both in wholesale and retail markets. The Company has identified expanding its apparel and retail businesses as two important growth initiatives. The Board believes it is important to have directors with experience in the footwear, apparel and retail industries to provide insights into these and other areas that are critical to the Company’s success.

»

LEADERSHIP EXPERIENCE. The Board believes that directors with significant leadership experience, including Chief Executive Officer experience, provide it with special insights, including organization development and leadership practices, and individuals with this experience help the Company identify and develop its own leadership talent. They demonstrate a practical understanding of organizations, process, strategy, risk management and the methods to drive change and growth. These individuals also provide the Company with a valuable network of contacts and relationships.

»

GLOBAL EXPERIENCE. The Company’s products are sold in more than 190 countries and territories, reflecting the global nature of its business. In fiscal year 2012, approximately 34% of the Company’s revenues came from outside the U.S. and more than 95% of the Company’s products were sourced from outside the U.S. Directors familiar with the challenges and opportunities faced by a global business add value to the Board.

»

FINANCE EXPERIENCE. The Company uses financial metrics in managing its overall operations and the operations of its business units. The Company and its stockholders value accurate financial tracking and reporting. The Board seeks directors that understand finance and financial reporting processes, including directors who qualify as audit committee financial experts. Experience as members of audit committees of other boards of directors also gives directors insight into best audit committee practices.

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2013 PROXY STATEMENT

»

PUBLIC AND PRIVATE COMPANY EXPERIENCE. The Company has been listed on the NYSE since 1965. Although the Company’s brand leaders operate as part of a public company, management expects them to drive growth in their business units using the entrepreneurial spirit of private company leadership. The Board believes it is important to have directors who are familiar with the regulatory requirements and environment for publicly traded companies, and to have directors who have experience applying an entrepreneurial focus to building a company or business unit.

»

GOVERNMENT EXPERIENCE. A portion of the Company’s business involves government contracting, and the Company interacts with domestic and foreign governments routinely. The Board recognizes the importance of working constructively with governments around the world and believes it is helpful to have directors who have experience working in or with government.

The Governance Committee also considers an individual’s relative skills, background and characteristics, their exemplification of the highest standards of personal and professional integrity, independence under NYSE listing standards and the Company’s Director Independence Standards, potential contribution to the composition and culture of the Board, and ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to Board duties.

ITEM 1 – Election of Directors for Terms Expiring in 2016

Wolverine Worldwide’s Board consists of 11 directors. The Company’s Amended and Restated By-laws (the “By-laws”) divide the Board into three classes as nearly equal in number as possible. Each class serves a three-year term of office. At each annual meeting, the term of one class expires. The Company’s Corporate Governance Guidelines state that a director must retire and resign from the Board at the Annual Meeting of Stockholders following his or her 72nd birthday, subject to the Board waiving this requirement under exceptional circumstances. The Board has nominated three directors for election at the annual meeting to be held on April 18, 2013: Jeffrey M. Boromisa, David T. Kollat and Timothy J. O’Donovan. Each director is nominated for a three-year term expiring at the annual meeting of stockholders to be held in 2016 or until his or her successor, if any, has been elected and is qualified.

Each of the Board’s three nominees is an independent director, as determined by the Board under the applicable rules for companies whose securities are traded on the New York Stock Exchange (“NYSE”) and the Company’s Director Independence Standards. Each director nominee currently serves on the Board and the stockholders elected each nominee at the Company’s 2010 annual meeting. The Company is not aware of any nominee who will be unable to or will not serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, the incumbent directors may or may not select a substitute nominee. If the directors select a substitute nominee, the proxy holder will vote the shares represented by all valid proxies for the substitute nominee (unless you give other instructions).

The biographies of the three nominees and the other directors of the Company are printed below, along with a discussion of the above-described skills and qualifications for each director. Following the biographies is a chart that summarizes the skills and qualifications of the nominees and directors.

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2013 PROXY STATEMENT

JEFFREY M. BOROMISA Age: 58 Director since: 2006

Retired Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company, and member of Kellogg Company’s Global Leadership Team	Board Committees: Audit Finance

Mr. Boromisa was Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company, a global food manufacturing company, and a member of Kellogg Company’s Global Leadership Team from 2008 through his retirement in May 2009. From 2007 until 2008, Mr. Boromisa served as Executive Vice President of Kellogg International, President of Asia Pacific and Senior Vice President of the Kellogg Company, as well as serving as a member of Kellogg Company’s Global Leadership Team. From 2004 until 2006, he was Senior Vice President and Chief Financial Officer of Kellogg Company. In 2002, Mr. Boromisa was promoted to Senior Vice President, Corporate Controller and Chief Financial Officer of Kellogg International. Mr. Boromisa served as Vice President and Corporate Controller of Kellogg Company from November 1999 until 2002. In 1997, he was promoted to Vice President – Purchasing of Kellogg North America, and from 1981 to 1997, served Kellogg Company in various financial positions. Mr. Boromisa also is a director at Haworth International, Inc., a privately held, multinational, office furniture design and manufacturing company.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 6 years as a director of the Company.

Leadership Experience – Served in senior roles involving executive management, brand management, marketing and international operations, for more than 25 years at Kellogg Company, a publicly traded multinational company.

Global Experience – Served in senior leadership positions at Kellogg Company, responsible for Latin American and Asia Pacific operations.

Finance Experience – Served as Chief Financial Officer and in senior finance roles at Kellogg Company.

Public and Private Company Experience – Served in senior leadership roles at Kellogg Company, a publicly traded multinational company, and serves as a director of Haworth International, Inc., a privately held company.

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2013 PROXY STATEMENT

DAVID T. KOLLAT Age: 74 Director since: 1992

President and Chairman of 22, Inc.	Board Committees: Compensation	Public Directorships: Limited Brands, Inc. Select Comfort Corporation

Mr. Kollat has been President and Chairman of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers, since 1987. In addition to his marketing and management experience as President and Chairman of 22, Inc., Mr. Kollat has 11 years of experience as Executive Vice President, Marketing, and a member of the executive committee of Limited Brands, Inc., a publicly traded multinational apparel and retail company, and three years at Limited Brands, Inc. as President of Victoria’s Secret Direct. In 2009 and again in 2012 prior to Mr. Kollat’s re-nomination as a director, the Board decided to waive the Company’s age 72 resignation requirement for Mr. Kollat, allowing him to serve additional terms ending in 2013 and 2016, respectively. Mr. Kollat is Lead Director of Wolverine Worldwide. During the preceding five years, Mr. Kollat was, but no longer is, a director of Big Lots, Inc., a publicly traded retail company.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 20 years as a director of the Company, for more than 25 years as a consultant to retailers and consumer goods manufacturers, and continuing service as a director of Limited Brands, Inc.; and served for more than 11 years in senior leadership roles at Limited Brands, Inc.

Leadership Experience –Service as a director of two publicly traded companies, Limited Brands, Inc. and Select Comfort Corporation, in addition to service as a director of the Company, and served as a director of Big Lots, Inc. and served for more than 11 years in senior leadership roles at Limited Brands, Inc.

Finance Experience – Has 13 collective years serving on audit committees and 10 collective year serving on finance committees of publicly traded companies.

Public and Private Company Experience – Has 90 collective years serving on public company boards, including 13 years of experience on audit committees, 20 years of service on compensation committees, 11 years of service on governance committees and 10 years of service on finance committees.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 9

2013 PROXY STATEMENT

TIMOTHY J. O’DONOVAN Age: 67 Director since: 1993

Retired Chairman of the Board and Chief Executive Officer of Wolverine World Wide, Inc.	Public Directorships: Kaydon Corporation Spartan Stores, Inc.

Mr. O’Donovan is a former Chairman of the Board of Wolverine Worldwide and served in that position from April 2005 through December 2009. In April 2007, Mr. O’Donovan retired as Chief Executive Officer of Wolverine Worldwide, a position which he held since April 2000. Mr. O’Donovan served Wolverine Worldwide as its Chief Executive Officer and President from April 2000 until April 2005, and as Chief Operating Officer and President from 1996 until April 2000. Prior to 1996, Mr. O’Donovan held various positions with the Company, including Executive Vice President of Wolverine Worldwide.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 40 years in various positions with the Company, including 7 years as Chief Executive Officer with responsibilities for all aspects of the business, including brand leadership, apparel and accessories development, footwear wholesale, retail business development, international operations, mergers and acquisitions, manufacturing and sourcing; and 2 years of service as non-executive Chairman of the Board.

Leadership Experience – Service for more than 40 years in a variety of positions with the Company, including 7 years as Chief Executive Officer.

Global Experience – Service for more than 40 years in a variety of positions at the Company, including 7 years as Chief Executive Officer, with responsibility for all aspects of the business, including international operations.

Finance Experience – Service in various roles with the Company responsible for financial operations, including 7 years as Chief Executive Officer, and service for 7 years on the audit committee of a publicly traded company.

Public and Private Company Experience – Service for more than 30 collective years on the boards of the Company, Spartan Stores, Inc., a publicly traded company in the food distribution industry, and Kaydon Corporation, a publicly traded company that designs and manufactures custom-engineered products, and service as lead director of Kaydon Corporation and Spartan Stores, Inc.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the election of the above nominees for terms expiring in 2016.

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2013 PROXY STATEMENT

Continuing Directors Elected in 2011 with Terms Expiring in 2014

WILLIAM K. GERBER Age: 59 Director since: 2008

Managing Director of Cabrillo Point Capital LLC	Board Committees: Audit Compensation Finance	Public Directorships: AK Steel Holding Corporation Kaydon Corporation

Mr. Gerber is Managing Director of Cabrillo Point Capital LLC, a private investment fund. He has held that position since 2008. From 1998 to 2007, Mr. Gerber was Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a publicly traded multinational staffing solutions company with operations in more than 35 countries.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Served for 15 years in leadership positions for Limited Brands, Inc., a publicly traded multinational apparel and retail company, in addition to service as a director of the Company.

Leadership Experience – Served for 24 collective years in leadership roles for Limited Brands, Inc. and Kelly Services, Inc., both publicly traded companies, including as Chief Financial Officer of Kelly Services, Inc.

Global Experience – Served for 24 collective years as a senior executive for Limited Brands, Inc. and Kelly Services, Inc., both multinational companies, and service for more than 4 years as a director for the Company.

Finance Experience – Served for 10 years as Chief Financial Officer of Kelly Services Inc. where he was responsible for investor relations, mergers and acquisitions and purchasing in addition to core Chief Financial Officer functions; and served for 15 years in various finance roles, including Vice President, Finance, and Vice President, Corporate Controller, for Limited Brands, Inc.

Public and Private Company Experience – Service as a director of AK Steel Holding Company, an integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products, and Kaydon Corporation, a publicly traded company that designs and manufactures custom-engineered products, including 17 collective years of experience serving as a member of the audit committees of AK Steel Holding Corporation, Kaydon Corporation, and the Company, and experience as the chair of the audit committees of AK Steel Holding Corporation and Kaydon Corporation.

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2013 PROXY STATEMENT

BLAKE W. KRUEGER Age: 59 Director since: 2006

Chairman, Chief Executive Officer and President of Wolverine World Wide, Inc.

Mr. Krueger is Chairman of Wolverine Worldwide, a position he assumed in January 2010, and Chief Executive Officer and President of Wolverine Worldwide, positions he assumed in April 2007. From October 2005 until April 2007, Mr. Krueger served as President and Chief Operating Officer of Wolverine World Wide, Inc. From 2004 to October 2005, he served as Executive Vice President and Secretary of Wolverine Worldwide and President of the Heritage Brands Group. From 2003 to 2004, Mr. Krueger served as Executive Vice President and Secretary of Wolverine Worldwide and President of the Caterpillar Footwear Group. He also previously served as Executive Vice President, General Counsel and Secretary of Wolverine Worldwide with various responsibilities including the human resources, retail, business development, accessory licensing, mergers and acquisitions, and legal areas.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 15 years in senior leadership roles with the Company, including 6 years as Chief Executive Officer, with responsibilities for all aspects of the business including brand leadership, apparel and accessories development, footwear wholesale, retail business development, international operations, mergers and acquisitions, manufacturing, and sourcing.

Leadership Experience – Service for more than 15 years in senior leadership roles with the Company with responsibilities for operational and staff areas of the business, including brand, manufacturing and sourcing operations, and corporate governance, legal, human resources and mergers and acquisitions, and service for 6 years as Chief Executive Officer.

Global Experience – Service for more than 15 years in senior leadership roles with the Company, including 6 years as Chief Executive Officer with responsibility for international operations.

Public and Private Company Experience – Service for more than 15 years with the Company, including 6 years as Chief Executive Officer and 7 years as a director, and as a director of Bissell, Inc., a privately held vacuum cleaner and floor care product manufacturing company; and served as a director of Professionals Direct, Inc., a then publicly traded insurance company.

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2013 PROXY STATEMENT

NICHOLAS T. LONG Age: 54 Director since: 2011

Chief Executive Officer of MillerCoors LLC	Board Committees: Compensation

Mr. Long has been Chief Executive Officer of MillerCoors LLC (“MillerCoors”), a beverage company joint venture between two publicly traded beverage companies, since 2011. From 2008 to 2011, Mr. Long served as President and Chief Commercial Officer of MillerCoors. From 2007 to 2008, Mr. Long served as Chief Executive Officer of Miller Brewing Company, a beverage company, and he served as Chief Marketing Officer of Miller Brewing Company from 2005 to 2007. Prior to joining Miller Brewing Company, Mr. Long spent 17 years in various senior leadership positions at The Coca-Cola Company, a beverage company, including Vice President of Strategic Marketing Global Brands, Vice President Strategic Marketing Research and Trends, President of Coca-Cola’s Great Britain and Ireland Division and President of the Northwest Europe Division.

Skills and Qualifications

Leadership Experience – Service for more than 20 years as a senior executive in the beverage industry, including experience in senior leadership positions with The Coca-Cola Company and Miller Brewing Company and as Chief Executive Officer of MillerCoors LLC.

Global Experience – Served in senior leadership positions with multinational companies, including management responsibility for more than 60 countries while in a senior leadership position with The Coca-Cola Company.

Public and Private Company Experience – Service as Chief Executive Officer of a joint venture formed by two publicly traded beverage companies, and served in senior leadership positions with The Coca-Cola Company, a multinational publicly traded company, and Miller Brewing Company, a domestic subsidiary of SABMiller plc, a multinational publicly traded company.

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2013 PROXY STATEMENT

MICHAEL A. VOLKEMA Age: 57 Director since: 2005

Chairman of Herman Miller, Inc.	Board Committees: Compensation Governance	Public Directorships: Herman Miller, Inc.

Mr. Volkema has been Chairman of Herman Miller, Inc., a publicly traded multinational furniture manufacturer, since 2000. Mr. Volkema became President and Chief Executive Officer of Herman Miller in 1995 and held those positions until 2003 and 2004, respectively. Mr. Volkema has more than 25 collective years of experience on public company boards, including 12 years as Chairman of the Board at Herman Miller, Inc., and including service on the compensation and audit committees of boards of publicly traded companies. Mr. Volkema also is a director at Milliken & Company, a privately held, innovation-based company serving textile, chemical, and floor covering markets. During the preceding five years, Mr. Volkema was, but no longer is, a director of Champion Enterprises, Inc., which was a factory-built and modular home manufacturer.

Skills and Qualifications

Leadership Experience – Service for more than 20 years in senior leadership positions with Herman Miller, Inc., a publicly traded multinational company, including 9 years as Chief Executive Officer and 12 years as Chairman of the company.

Global Experience – Service for more than 20 years in senior leadership positions and as a director of Herman Miller, Inc., a publicly traded multinational company, in addition to experience as a director of the Company.

Public and Private Company Experience – Service for more than 25 collective years on public and private company boards, including as Chairman of the Board for 12 years at Herman Miller, Inc., a publicly traded corporation, service as a director of Milliken & Company, a privately held company, including 8 collective years of experience serving on compensation committees and 5 collective years of experience serving on audit committees of boards of publicly traded companies.

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2013 PROXY STATEMENT

Continuing Directors Elected in 2012 with Terms Expiring in 2015

ALBERTO L. GRIMOLDI Age: 71 Director since: 1994

Chairman of Grimoldi, S.A.

Mr. Grimoldi has been Chairman of Grimoldi, S.A., a manufacturer and retailer of footwear and accessories, since 1986. Mr. Grimoldi also was a member of the Advisory Board of Ford Motor Company Argentina, a multinational automotive company; Vice Chairman of Banco Privado de Inversiones, S.A., an investment bank; and in Argentina, Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Service for more than 25 years in the footwear and retail industries, including as Chairman of Grimoldi S.A.

Leadership Experience – Service for more than 25 years as Chairman of a publicly traded Argentinean company and service in senior leadership positions of the Argentine government including as Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry.

Global Experience – Service for more than 25 years as Chairman of an Argentinean company, more than 18 years as director of the Company, and served as a member of the Advisory Board of Ford Motor Company Argentina, a multinational company.

Finance Experience – Service as a member of the Advisory Board of Ford Motor Company Argentina, a multinational company, Vice Chairman of an investment bank, Banco Privado de Inversiones, S.A., as well as leadership and finance experience from government service in Argentina as Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

Public and Private Company Experience – Service as Chairman of Grimoldi S.A., a publicly traded company, for more than 25 years and as a director of the Company for more than 18 years.

Government Experience – Service as Argentina as Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

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2013 PROXY STATEMENT

JOSEPH R. GROMEK Age: 66 Director since: 2008

Retired President, Chief Executive Officer and a Director of The Warnaco Group, Inc.	Board Committees: Compensation Finance Governance	Public Directorships: The Children’s Place Retail Stores, Inc. Tumi, Inc.

From 2003 until his retirement in 2012, Mr. Gromek served as President, Chief Executive Officer and a director of The Warnaco Group, Inc., a publicly traded multinational company that designs, sources, manufactures, markets, retails, licenses and distributes a broad line of intimate apparel, sportswear and swimwear worldwide. Mr. Gromek also served as Chief Executive Officer of Brooks Brothers, Inc., a private clothing manufacturer and retail company, from 1995 until 2002. Mr. Gromek also is a director of Stanley M. Proctor Company, a privately held manufacturing tool distributor.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Served for more than 30 years managing and marketing apparel brands and more than 40 years in the retail and apparel industry, including a collective 15 years as Chief Executive Officer of two apparel companies, Brooks Brothers, Inc. and The Warnaco Group, Inc.

Leadership Experience – Served in leadership positions at several companies, including as Chief Executive Officer at two apparel companies. Global Experience – Served as the Chief Executive Officer of two multinational companies, Brooks Brothers, Inc. and The Warnaco Group.

Public and Private Company Experience – Service as a director of three publicly traded companies, The Children’s Place Retail Store, Inc., a children’s clothing retail company, Tumi, Inc., a wholesaler and retailer of luxury travel, business and lifestyle accessories, and the Company; service as a director of Stanley M. Proctor Company, a privately held company; and served as Chief Executive Officer of The Warnaco Group, Inc. and Brooks Brothers, Inc.

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2013 PROXY STATEMENT

BRENDA J. LAUDERBACK Age: 62 Director since: 2003

Retired President of the Wholesale and Retail Group of Nine West Group, Inc.	Board Committees: Audit Governance	Public Directorships: Big Lots, Inc. Denny’s Corporation Select Comfort Corporation

From 1995 until her retirement in 1998, Ms. Lauderback was President of the Wholesale and Retail Group of Nine West Group, Inc., a footwear wholesaler and distributor. She previously was the President of the Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor, a position that included responsibility for offices in China, Italy and Spain, and was a Vice President/General Merchandise Manager of Dayton Hudson Corporation, a retailer (now Target Corporation). During the preceding five years, Ms. Lauderback also was, but no longer is, a director of Irwin Financial Corporation, a publicly traded bank holding company.

Skills and Qualifications

Footwear, Apparel and Retail Experience – Served for more than 25 years in the retail industry and more than 20 years in the footwear, apparel, and accessories industry, including senior leadership positions with Nine West Group, Inc., U.S. Shoe Corporation and Dayton Hudson Corporation.

Leadership Experience – Served in senior leadership positions for two publicly traded companies and service for 50 collective years on publicly traded company boards, including Big Lots, Inc., a retail company, Denny’s Corporation, a restaurant company, and Select Comfort Corporation, a bed manufacturer and retailer, and as a director of the Company.

Public and Private Company Experience – Service for 50 collective years on publicly traded company boards, including 27 collective years of experience serving on audit committees and 27 collective years of experience serving on governance committees, and chair of three governance committees of boards of publicly traded companies.

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2013 PROXY STATEMENT

SHIRLEY D. PETERSON Age: 71 Director since: 2005

Retired Partner of Steptoe & Johnson LLP	Board Committees: Audit Governance	Public Directorships: AK Steel Holding Corporation The Goodyear Tire & Rubber Company

From 1995 until her retirement in 2000, Ms. Peterson served as President of Hood College in Frederick, Maryland. Prior to serving as President of Hood College, Ms. Peterson also served as Commissioner of the Internal Revenue Service and Assistant Attorney General of the Tax Division for the U.S. Department of Justice, and had 20 years in private law practice as a tax attorney with the law firm Steptoe & Johnson LLP. During the preceding five years, Ms. Peterson also was, but no longer is, a director of Champion Enterprises, Inc., a factory-built modular home manufacturer, and was a director or trustee of various funds within the DWS Fund Complex.

Skills and Qualifications

Leadership Experience – Served as President of Hood College, as Commissioner of the Internal Revenue Service, and for 20 years in private law practice, including as a Partner of Steptoe & Johnson LLP.

Public and Private Company Experience – Service for 40 collective years on publicly traded company boards, including the Company, AK Steel Holding Corporation, an integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products, and The Goodyear Tire & Rubber Company, a multinational developer, manufacturer, marketer and distributor of tires, rubber-related chemicals, and operator of commercial truck service and tire retreading centers and tire and auto service center outlets, and more than 25 collective years of experience serving on publicly traded company audit committees, 35 collective years of experience serving on publicly traded company governance committees, and an additional 13 years of experience serving on the governance committee of a mutual fund complex.

Government Experience – Served as Commissioner of the Internal Revenue Service and Assistant Attorney General of the Tax Division for the U.S. Department of Justice.

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Summary of Director Skills and Qualifications	Jeffrey M. Boromisa	William K. Gerber	Alberto L. Grimoldi	Joseph R. Gromek	David T. Kollat	Blake W. Krueger	Brenda J. Lauderback	Nicholas T. Long	Timothy J. O’Donovan	Shirley D. Peterson	Michael A. Volkema
FOOTWEAR, APPAREL AND RETAIL EXPERIENCE
LEADERSHIP EXPERIENCE
GLOBAL EXPERIENCE
FINANCE EXPERIENCE
PUBLIC AND PRIVATE COMPANY EXPERIENCE
GOVERNMENT EXPERIENCE

indicatesthe director has that skill or qualification.

Corporate Governance

The Board and each standing committee conduct an annual self-assessment. The Finance Committee was formed in 2012 and will conduct its first annual self-assessment in 2013. Each director also evaluates the performance of the other directors as part of the Board self-assessment. Mr. Kollat, as the Lead Director working with the Governance Committee, reviews the Board self-assessment with directors following the end of each fiscal year. Committee Chairpersons review the committee self-assessments with their respective committee members and discuss them with the Board.

The Corporate Governance Guidelines (including the Director Independence Standards); the Charter for each Board standing committee (Audit, Compensation, Finance and Governance); the Company’s Certificate of Incorporation; By-laws; Code of Conduct & Compliance and its Accounting and Finance Code of Ethics all are available on the Wolverine Worldwide website at:

http://www.wolverineworldwide.com/investor-relations/corporate-governance/

The Board and committees annually review and update these and other key governance documents.

The Lead Director, working with the Governance Committee, develops and implements guidelines evaluating all directors standing for nomination and re-election.

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2013 PROXY STATEMENT

RISK OVERSIGHT

The Board oversees the Company’s risk management and mitigation activities directly through presentations by and discussions with the CEO, Chief Financial Officer (“CFO”), General Counsel, brand and department leaders, and other members of management. The Vice President of Internal Audit and Risk Compliance coordinates management’s day-to-day risk management and mitigation processes, and reports directly to the CFO and also reports directly to the Audit Committee. The Vice President of Internal Audit and Risk Compliance reviews with the Audit Committee quarterly and with the full Board annually management’s risk assessments and mitigation strategies for significant risks. In addition to the above processes, the Board has delegated the following risk management and mitigation oversight responsibilities to its standing committees, which meet regularly to review and discuss risk topics and then report to the full Board:

»

The Audit Committee oversees the Company’s risk policies and processes relating to its financial statements and financial reporting processes, credit risks, and liquidity risks. The Committee also reviews the Company’s policies and systems with respect to risk assessment and risk management. The Committee discusses with management and the independent auditors significant risks or exposures and the steps taken by management to resolve them. The Committee oversees the Company’s procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees the Company’s management of legal and regulatory compliance systems.

»

The Compensation Committee monitors the risks associated with management resources; organization structure; succession planning, hiring, development and retention processes; and reviews and evaluates what effects the Company’s compensation structure may have on risk decisions.

»

The Finance Committee advises and assists the Board with respect to Company policies and practices relating to the management of certain financial matters delegated by the Board to the Finance Committee.

»	The Governance Committee oversees risks related to the Company’s governance structure and processes and risks arising from related person transactions.

RISK CONSIDERATIONS IN COMPENSATION PROGRAMS

The Company reviewed its employee compensation programs to assess whether any of those programs included incentives that created risks likely to have a material adverse impact on the Company. As part of this review, the Company compiled information about the Company’s incentive plans, including reviewing the Company’s compensation philosophy, evaluating key incentive plan design features, and reviewing historic payout levels and pay mix. The Compensation Committee reviewed the executive compensation programs, with management’s assistance, and managers from the Company’s human resources and legal departments reviewed the non-executive compensation programs.

BOARD LEADERSHIP

The Company’s CEO currently also serves as the Chairman of the Board. Since 1993, the Company has had an independent Lead Director who functions in many ways similar to how an independent Chairman would function. This long-established structure provides the Board with independent oversight of the CEO’s leadership. The Board believes that it should decide whether to separate the roles of Chairman and CEO based upon the Company’s circumstances at the time and considers the Board’s leadership structure as part of the succession planning process. The Company’s business currently focuses on the development of its footwear, apparel and retail business. Because the Company does not operate multiple, unrelated businesses and given the size of the Company, the Board believes that separating the Chairman and CEO roles at this time would add unnecessary complexity to the organization structure without adding materially to Board oversight of the CEO function. The Company’s independent directors annually select an independent Lead Director. As outlined in the Corporate Governance Guidelines, the duties of the Lead Director include:

»	reviewing and approving the agenda and scheduling for Board and committee meetings;
»	overseeing and approving information sent to the Board;

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»	presiding over executive sessions and having the authority to call executive sessions;

»	serving as a liaison between the Chairman and the independent directors;
»	presiding over Board meetings in the absence of the Chairman; and

»	being available for consultation and communication with stockholders, as appropriate.

DIRECTOR INDEPENDENCE

The Board annually assesses the independence of all directors. No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the Company’s Director Independence Standards and the listing standards of the NYSE. Under the Company’s Director Independence Standards, and in conformity with the listing standards of the NYSE, the Board has determined that nine of the Company’s eleven directors are independent. For over 16 years, Wolverine Worldwide has not had more than two active or former management employees as directors. All of the Board’s committees are comprised entirely of independent directors. The non-management directors meet periodically each year in executive session. The Board believes that this structure provides for meaningful and effective oversight of management by the non-management directors.

Mr. Krueger is not independent
because he currently is the Company’s
CEO and President. Mr. Grimoldi is
not independent because he is the
Chairman and 35% owner of a
company that made payments to
Wolverine in excess of $1,000,000 per
year in the last three years.	Name	Management	Non-Management	Independent
	Boromisa		X	X
	Gerber		X	X
	Grimoldi		X
	Gromek		X	X
	Kollat		X	X
	Krueger	X
	Lauderback		X	X
	Long		X	X
	Mehney*		X	X
	O’Donovan		X	X
	Peterson		X	X
	Volkema		X	X
* Mr. Mehney retired from the Board on April 19, 2012.

The Director Independence Standards define an “Independent Director” as a director who:

»	is not, and in the past three years has not been, an employee of the Company;

»	does not have, and has not had within the last three years, an immediate family member employed as an executive officer of the Company;

»

has not received, and has not had an immediate family member receive during any twelve-month period within the last three years, any direct compensation from the Company in excess of $120,000 (other than compensation for Board service; compensation received by the director for former service as an interim

Chairman, CEO or other executive officer; compensation received by the director’s immediate family member for service as a non-executive employee; or pension and other forms of deferred compensation for prior service if such compensation is not contingent in any way on continued service);

»	is not a current employee or partner of a firm that is the Company’s internal or external auditor (“Company Auditor”);

»	has not been, and has not had an immediate family member who has been within the last three years, a partner

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2013 PROXY STATEMENT

or employee of a Company Auditor and personally worked on the Company’s audit within that time;

»	has not had an immediate family member who is (i) a current partner of a Company Auditor, or (ii) a current employee of a Company Auditor who personally works on Wolverine Worldwide’s audit;

»

is not, and has not been within the last three years, part of an interlocking directorate in which a current executive officer of Wolverine Worldwide serves or served on the compensation committee of another company where the director or the director’s immediate family member concurrently serves or served as an executive officer;

»

is not an employee, majority owner or person in control of another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the last three fiscal years, exceeds the lesser of $250,000 or 10% of the other company’s consolidated gross revenues;

»

does not have an immediate family member who is an executive officer of another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues;

»

is not an executive officer, trustee or board member of a tax exempt organization to which Wolverine Worldwide has made in the past three fiscal years contributions that, in any single fiscal year, exceeded the greater of $50,000 or 2% of the non-profit organization’s, foundation’s or educational institution’s consolidated gross revenues; or

»	has not had any other direct or indirect relationship with Wolverine Worldwide, which the Board determines is material.

“Immediate Family Member” covers spouses, parents, children, siblings, in-laws, and any person (other than domestic employees) sharing the household of any director, nominee for director, executive officer, or significant stockholder of a company.

BOARD COMMITTEES

The following table identifies the current members of the Board and its standing committees and the number of meetings the Board and each committee held in 2012.

BOARD OF DIRECTORS (8 Meetings)
Audit Committee	Compensation Committee	Finance Committee	Governance Committee
(12 Meetings)	(14 Meetings)	(1 Meeting)	(8 Meetings)

Boromisa (Chair) Gerber Lauderback Peterson	Volkema (Chair) Gerber Gromek Kollat Long	Boromisa (Chair) Gerber Gromek	Lauderback (Chair) Gromek Peterson Volkema

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Audit Committee

The Board has determined that each Audit Committee member is “independent” as defined by NYSE rules and the Sarbanes-Oxley Act of 2002, as applicable to audit committee members, and that all satisfy the NYSE “financial literacy” requirement. Mr. Boromisa and Mr. Gerber are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules. The Audit Committee:

»

represents and assists the Board in fulfilling its oversight responsibility regarding the Company’s financial reporting and accounting process, the Company’s systems of internal accounting and financial controls, the performance of the internal audit function and the independent auditors, the qualifications and independence of the independent auditors, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the Company’s policies and systems with respect to risk assessment and risk management;

»	appoints, retains (subject to ratification by the Company’s stockholders), compensates, oversees, evaluates and, if appropriate, terminates the independent auditors;

»

approves in advance all audit and permissible non-audit services to be provided by the independent auditors and establishes policies and procedures for the engagement of the independent auditors to provide audit and permissible non-audit services;

»	annually reviews the performance, effectiveness, objectivity and independence of the independent auditors and the Company’s internal audit function;

»	annually obtains and reviews the independent auditors’ internal quality control report and other reports required by applicable rules, regulations and standards;

»	annually obtains and reviews the independent auditors’ report regarding the auditors’ independence;

»	annually assess auditor independence;

»	discusses with the internal audit staff and the independent auditors the overall scope and plans for their respective audits;

»	receives, reviews and discusses reports from management, the internal finance and auditing staff and the independent auditors regarding the adequacy and effectiveness of the Company’s internal control over financial reporting;

»	receives, reviews and discusses reports from management regarding the adequacy and effectiveness of the Company’s disclosure controls and procedures;

»	oversees the Company’s risk policies and processes relating to its financial statements and financial reporting processes, credit risks and liquidity risks;

»	meets separately, periodically with management, the internal auditors or other personnel responsible for the internal audit function, the independent auditors and the General Counsel;

»

meets to review with management and the Company’s independent auditors the Company’s interim and annual audited financial statements, including disclosures in Management’s Discussion and Analysis of Financial Condition and Results of Operations, that are included in the Company’s Quarterly reports on Form 10-Q and Annual Reports on Form 10-K;

»	recommends to the Board whether the Company’s audited financial statements should be included in the company’s Annual Report on Form 10-K;

»

establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing or federal securities law matters, and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting, auditing or federal securities law matters;

»	reviews with management and the independent auditors the Company’s earnings press releases and financial information and earnings guidance provided by the Company to analysts and rating agencies;

»	oversees the preparation of the audit committee report required by the SEC rules to be included in the Company’s proxy statement for the annual meeting of stockholders;

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2013 PROXY STATEMENT

»	establishes the Company’s hiring policies for employees and former employees of the independent auditors;

»

engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions, including having the sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms and receiving appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such consultants and advisors;

»	oversees the Company’s legal and regulatory compliance systems and reviews the Company’s codes of conduct and programs to monitor compliance with such codes;

»

at least annually receives a report on the Company’s compliance programs, and reviews and discusses the implementation and effectiveness of the Company’s compliance programs with the General Counsel, who has the authority to communicate promptly and directly to the Audit Committee and the Board, about reports that involve actual and alleged violations of law or the Company’s codes of conduct; and

»	conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

Compensation Committee

The Board has determined that each Compensation Committee member is “independent” as defined by NYSE rules. The Compensation Committee:

»

assists the Board in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to Wolverine Worldwide’s compensation and benefit programs and policies;

»	oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives for management and employees;

»

oversees the risks associated with management resources, organization structure, and succession planning, hiring, development and retention processes, and oversees the assessment of the risks associated with the Company’s compensation structure, policies and programs;

»	administers and makes recommendations with respect to incentive compensation plans, including stock incentive plans;

»	assesses the results of the Company’s most recent advisory vote on executive compensation;

»

reviews and approves corporate and personal goals and objectives relevant to CEO compensation, evaluates the performance of the CEO in light of these goals and objectives, and, together with the other independent directors, approves the compensation of the CEO based on the evaluation;

»	reviews and approves the compensation of other elected corporate officers and other executives, including bonuses and equity compensation;

»	makes stock incentive grants and determines the terms and conditions of any equity compensation or stock incentive arrangements;

»

reviews and discusses with management Wolverine Worldwide’s Compensation Discussion and Analysis and related disclosures required by the rules of the SEC and recommends to the Board whether such disclosures should be included in the annual report and proxy statement;

»	reviews and approves the design of benefit plans pertaining to executives;

»	reviews and recommends employment agreements and severance arrangements for executives, including change in control provisions, plans or agreements;

»	establishes stock ownership guidelines for directors and executive officers and monitors compliance with the guidelines;

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2013 PROXY STATEMENT

»	considers and recommends to the Board the frequency of the Company’s advisory vote on executive compensation;

»

engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions, having the sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms, and receiving appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such consultants and advisors;

»

appoints, determines compensation for and oversees the work of any consultants and advisors retained by the Committee and oversees compliance with any applicable requirements relating to the independence of such consultants or advisors; and

»	conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

Compensation Committee Interlocks and Insider Participation. During fiscal year 2012, none of the members of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K of the Securities Act of 1933. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a director on the Company’s Board or on the Compensation Committee.

Finance Committee

The Board has determined that each Finance Committee member is “independent” as defined by NYSE rules. The Finance Committee:

»

provides assistance to the Board in reviewing and evaluating management’s assessment of the Company’s cash needs and cash flow performance, management’s evaluation of the capital markets and other options to assist in addressing capital needs, and management’s recommendations with respect to those options;

»

reviews and makes recommendations to the Board with respect to the Company’s capital structure and liquidity, including credit facilities, as well as proposed debt, equity and other securities issuances and guarantees;

»	reviews and makes recommendations to the Board with respect to the Company’s current and future compliance with debt covenant requirements;

»	reviews and makes recommendations to the Board with respect to the Company’s exposure to short- and long-
term financial risks and management’s strategies, plans and procedures to manage such risks, including its hedging strategies;

»	reviews and makes recommendations to the Board with respect to financial risks facing the Company, as may be requested by the Board;

»

engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions. The Committee shall have sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms; and

»	conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

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2013 PROXY STATEMENT

Governance Committee

The Board has determined that each Governance Committee member is “independent” as defined by NYSE rules. The Governance Committee:

»	assists the Board in fulfilling its responsibilities on matters and issues related to the Company’s corporate governance practices;

»	in conjunction with the Board, establishes qualification standards for membership on the Board and its committees;

»	establishes procedures for the consideration of candidates for the Board recommended for the Committee’s consideration by the Company’s stockholders;

»

leads the search for individuals qualified to become members of the Board, reviews the qualifications of candidates for election to the Board and assesses the contributions and independence of incumbent directors eligible to stand for reelection to the Board;

»	establishes procedures for the consideration of candidates for the Board recommended for the Committee’s consideration by the Company’s stockholders;

»	selects and recommends to the Board the Company’s nominees for election or reelection by the stockholders at the annual meeting, and fills vacancies and newly created directorships on the Board;

»	develops and recommends to the Board corporate governance guidelines, reviews the guidelines on an annual basis, and recommends any changes to the guidelines as necessary;

»

periodically reviews the Board’s leadership structure as part of the succession planning process and recommends changes to the Board as appropriate, and makes recommendations to the independent directors regarding the appointment of the Lead Director;

»	establishes and recommends to the Board guidelines, in accordance with applicable rules and regulations, to be applied when assessing the independence of directors;
»

considers applicable rules, regulations and disclosure obligations regarding the presence of an “audit committee financial expert” on the Audit Committee and recommends to the Board actions to address such requirements;

»	reviews and approves related person transactions, as defined in applicable SEC rules, and establishes policies and procedures for the review, approval and ratification of related person transactions;

»	oversees risks related to the Company’s governance structure and processes and risks arising from related person transactions;

»	annually reviews the compensation of directors for service on the Board and committees and makes recommendations to the Board regarding such compensation;

»	recommends to the Board key executives to serve as corporate officers;

»

annually reviews and makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees and recommends to the Board directors to serve as committee members and chairpersons;

»	reviews and recommends to the Board retirement and other tenure policies for directors;

»	reviews directorships in other public companies held by or offered to directors and senior officers of the Company;

»	reviews and assesses channels through which the Board receives information, and the quality and timeliness of information received;

»	develops and recommends to the Board for its approval an annual self-evaluation process for the Board and its committees, and oversees the evaluation process;

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2013 PROXY STATEMENT

»

engages consultants and advisors at the expense of the Company to assist the Committee as it deems necessary in the performance of its functions, including having the sole authority to retain and terminate any consultants and advisors and to approve all fees and other retention terms; and

»	conducts and discusses with the Board an annual performance evaluation of the Committee, including the Committee’s adherence to its Charter.

CODE OF CONDUCT & COMPLIANCE AND ACCOUNTING AND FINANCE CODE OF ETHICS

The Board has adopted a Code of Conduct & Compliance for the Company’s directors, officers and employees. The Board also has adopted an Accounting and Finance Code of Ethics (“Accounting and Finance Code”). This Accounting and Finance Code focuses on the financial reporting process and applies to the Company’s CEO, CFO and Corporate Controller.

The Company will disclose, in accordance with all applicable laws and regulations, amendments to or waivers from its Code of Conduct & Compliance or its Accounting and Finance Code, on its website at:

www.woverineworldwide.com/investor-relations/corporate-governance.

STOCKHOLDER COMMUNICATIONS POLICY

Stockholders and other interested parties may communicate with members of Wolverine Worldwide’s Board by sending correspondence to the Board, the independent directors as a group, a specific Board committee or a director (including the Lead Director). The Secretary reviews all communications to determine whether the contents include a message to a specific director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. The Secretary will route items warranting prompt response, but not addressed to a specific director, to the applicable committee chairperson. You may submit any suggestions, concerns or reports of misconduct at Wolverine

Communications should be sent c/o Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351, or through various links provided on Wolverine Worldwide’s website at:

www.wolverineworldwide.com/investor-relations/corporate-governance/.

Worldwide or complaints or concerns regarding Wolverine Worldwide’s financial statements and accounting, auditing, internal control and reporting practices on www.WolverineReportLine.com (anonymously, if desired) or by writing to the Audit Committee c/o the Secretary at the above address.

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2013 PROXY STATEMENT

Non-Employee Director Compensation in Fiscal Year 2012

Wolverine Worldwide’s director compensation philosophy is to pay compensation competitive with compensation paid by companies of similar size in the same industries, same region and with whom Wolverine Worldwide competes for director candidates. Each year, the Governance Committee, with input from management and, for the compensation program beginning in fiscal year 2013, input from Towers Watson, reviews director compensation and compares it to market data for companies of similar size in the same industries. The following table provides information concerning the compensation of the Company’s non-employee directors for its fiscal year 2012. Mr. Krueger receives compensation for his services as the Company’s CEO and President, but does not receive any additional compensation for his services as a director.

	Fees Paid in Cash		Cash Amounts Voluntarily Deferred		Cash Amounts Deferred Through Annual Equity Retainers		Fees Earned or Paid in Cash[2]		Option Awards[3]		Total
Boromisa	$75,000	+	-	+	$52,000	=	$127,000	+	$27,948	=	$154,948
Gerber	$71,000	+	-	+	$52,000	=	$123,000	+	$27,948	=	$150,948
Grimoldi	-	+	$50,000	+	$52,000	=	$102,000	+	$27,948	=	$129,948
Gromek	-	+	$68,000	+	$52,000	=	$120,000	+	$27,948	=	$147,948
Kollat	$85,000	+	-	+	$52,000	=	$137,000	+	$27,948	=	$164,948
Lauderback	$57,750	+	$19,250	+	$52,000	=	$129,000	+	$27,948	=	$156,948
Long	$57,500	+	-	+	$52,000	=	$109,500	+	$27,948	=	$137,448
Mehney[1]	-	+	$15,110	+	$15,714	=	$30,824	+	-	=	$30,824
O’Donovan	$50,000	+	-	+	$52,000	=	$102,000	+	$27,948	=	$129,948
Peterson	$67,000	+	-	+	$52,000	=	$119,000	+	$27,948	=	$146,948
Volkema	$82,000	+	-	+	$52,000	=	$134,000	+	$27,948	=	$161,948
[1]	Mr. Mehney retired from the Board on April 19, 2012.

[2]

Represents cash payments received or deferred by directors in fiscal year 2012. Directors may defer director fees and receive stock units pursuant to the Deferred Compensation Plan. The table shows the Fees Earned or Paid in Cash separated into Fees Paid in Cash, Cash Amounts Voluntarily Deferred, and Cash Amounts Deferred Through Annual Equity Retainers (required as part of the compensation program for directors) that will be paid out in stock.

[3]

Represents the aggregate grant date fair value of stock options granted to non-employee directors in fiscal year 2012, calculated in accordance with Accounting Standard Codification (“ASC”) Topic 718. The chart below lists the aggregate outstanding option awards held by non-employee directors at the end of fiscal year 2012. For valuation assumptions, see the Stock-Based Compensation footnote to Wolverine Worldwide’s Consolidated Financial Statements for fiscal year 2012.

Name	Option Awards Outstanding at December 29, 2012 (#)	Name	Option Awards Outstanding at December 29, 2012 (#)
Boromisa	27,684	Long	8,182
Gerber	20,839	Mehney	15,977
Grimoldi	40,494	O’Donovan	16,948
Gromek	23,257	Peterson	23,743
Kollat	40,494	Volkema	16,948
Lauderback	23,743

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The following table shows the non-employee director compensation program for 2012 and the changes taking effect for 2013:

	Compensation Plan for 2012
Component	Cash	Options	Stock Units	Changes Effective for Fiscal Year 2013
Newly Appointed or Elected Director	$0	Number of options equal to $210,000 divided by closing market price of the Company’s common stock on date of initial election or appointment.		No change
Annual Director Fee	$35,000	Number of options equal to $105,000 divided by closing market price of the Company’s common stock on date of Annual Meeting.[1]	Number of stock units equivalent to $52,000 determined by dividing the dollar grant amount by the closing market price of the Company’s common stock on the date of the grant. [2] Units are credited to the Amended and Restated Outside Directors’ Deferred Compensation Plan.	Cash fee changed to $65,000. Option award changed to number of options equal to $45,000, determined using a Black-Scholes valuation. Stock units awarded changed to number of stock units equivalent to $65,000 determined by dividing the dollar grant amount by the closing market price of the Company’s common stock on the date of the grant.
Board Meeting Annual Fee[3]	$15,000			Discontinued
Audit Committee Meeting Annual Fee[3]	$10,000			Changed to $15,000
Audit Committee Chairperson Annual Fee	$15,000			Changed to $20,000
Compensation Committee Meeting Annual Fee[3]	$7,000			Changed to $12,000
Compensation Committee Chairperson Annual Fee	$15,000			No change
Finance Committee Meeting Annual Fee[3]	None			$12,000
Finance Committee Chairperson Annual Fee	None			$15,000
Governance Committee Meeting Annual Fee[3]	$7,000			Changed to $12,000
Governance Committee Chairperson Annual Fee	$10,000			Changed to $15,000
Lead Director Annual Fee[4]	$70,000			In lieu of other compensation for serving on the Board, the Lead Director will be paid a Cash Retainer of $120,000, receive a stock unit grant equal to $86,000, and receive a stock option award equal to $59,000, where the grant and award will both be calculated the same way other grants and awards to directors are calculated.
[1]

For fiscal year 2012, each non-employee director received 2,831 options granted in April 2012 under the Stock Incentive Plan of 2010. The exercise price of options granted is equal to the closing market price of Wolverine Worldwide’s common stock on the date each option is granted.

[2]

For fiscal year 2012, one grant was made on the first business day of each calendar quarter. For fiscal year 2012, the Company credited each non-employee director with an aggregate of 1,365 stock units. Stock units are fully vested on the grant date and are credited under the Amended and Restated Outside Directors’ Deferred Compensation Plan (described below).

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 29

2013 PROXY STATEMENT

[3]

Directors also received, for each meeting during 2012 in excess of the trigger listed below, an additional per-meeting fee. As noted above, the Compensation Committee had 14 meetings during 2012 and Committee members received payments for four meetings in excess of the 10 meeting trigger.

	Trigger	Meeting Fee	Changes Effective for Fiscal Year 2013
Board	10	$3,000	Discontinued
Audit	15	$1,000	Discontinued
Compensation	10	$1,000	Discontinued
Governance	10	$1,000	Discontinued

[4]

For 2012, the Lead Director Annual Fee was paid as a fixed amount in lieu of the annual cash retainer. The Lead Director also received the standard director fee for attendance at Board meetings and the annual grant of stock options, but did not receive attendance fees for committee meetings.

The Company also:

»	pays director expenses associated with Board and committee meetings, other Company functions, and industry functions;

»	pays spouse travel expenses associated with international Board strategic planning meetings (there were no such meetings in 2012);

»	provides office space and administrative assistance to directors who visit Company locations;
»	occasionally provides to directors for review and assessment samples of its products that have nominal value; and

»	reimburses directors for some expenses relating to director education.

Management directors do not receive an annual cash or equity retainer and do not receive compensation for attendance at Board or committee meetings.

Deferred Compensation Plan. In 2008, Wolverine Worldwide adopted the Amended and Restated Outside Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a supplemental nonqualified deferred compensation plan for non-employee directors. A separate non-employee director deferred compensation plan applies to benefits accrued under that plan before January 1, 2005. The Deferred Compensation Plan permits all non-employee directors to defer 25%, 50%, 75% or 100% of their director fees. The Company establishes a book account for each non-employee director and treats deferred compensation as if invested in Wolverine Worldwide common stock. The Company credits the director’s account with the annual equity retainer amount described above and with a number of stock units equal to the amounts deferred, each divided by the closing market price of common stock on the payment date. The Company also credits director accounts with dividend equivalents in the form of additional stock units.

Upon a director’s termination of service or such later date as a director selects, the Company distributes the stock units in the director’s book account in shares of Wolverine Worldwide common stock. The distribution is a single, lump-sum payment or annual installment payments over a period of up to 20 years (10 years under the plan for benefits accrued before January 1, 2005). The Company converts each stock unit to one share of Wolverine Worldwide common stock.

Page 30	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

2013 PROXY STATEMENT

Upon a “change in control,” the Company distributes to the director, in a single lump sum payment, Wolverine Worldwide common stock in a number of shares equal to the stock units credited to a director’s book account. The Deferred Compensation Plan defines “change in control” as:

»

the acquisition by any person, or by more than one person acting as a group, of more than 50% of either (i) the then outstanding shares of common stock of Wolverine Worldwide or (ii) the total fair market value of Wolverine Worldwide;

»

the acquisition by any person, or more than one person acting as a group, during the 12-month period from and including the date of the most recent acquisition, of ownership of 30% or more of the outstanding common stock of Wolverine Worldwide;

»

the replacement of a majority of the individuals who constitute the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election; or

»

the acquisition, during any 12-month period ending on the date of the most recent acquisition, by any person of assets from Wolverine Worldwide having a gross fair market value of at least 40% of the gross fair market value of all the assets of Wolverine Worldwide immediately before the acquisition.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

Wolverine Worldwide has stock ownership guidelines which require that each non-employee director maintain a stock ownership level equal to five times the non-employee director cash retainer. Stock units under the Deferred Compensation Plan count toward the ownership requirements. Stock options do not count toward the ownership requirement. These guidelines further align the interests of the directors with the stockholders. Each non-employee director must meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines. All non-employee directors who have been Wolverine Worldwide directors for at least five years meet the ownership requirement.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 31

2013 PROXY STATEMENT

Securities Ownership of Officers and Directors and Certain Beneficial Owners

FIVE PERCENT STOCKHOLDERS

The following table sets forth information about those holders known by Wolverine Worldwide to be the beneficial owners of more than five percent of Wolverine Worldwide’s outstanding shares of common stock as of March 1, 2013:

Amount and Nature of Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Sole Voting Power	Sole Investment Power	Shared Voting or Investment Power	Total Beneficial Ownership	Percent of Class[5]
BlackRock, Inc.[1] 40 East 52nd Street New York, NY 10022	4,843,346	4,843,346	0	4,843,346	9.67%
Janus Capital Management LLC[2] 151 Detroit Street Denver, CO 80206	4,935,266	4,935,266	403,704	5,338,970	10.66%
Select Equity Group, Inc. Select Offshore Advisors, LLC George S. Loening[3] 380 Lafayette Street, 6th Floor New York, NY 10003	3,735,416	3,735,416	0	3,735,416	7.46%
The Vanguard Group, Inc.[4] 100 Vanguard Boulevard Malvern, PA 19355	68,708	2,739,505	66,258	2,805,763	5.60%
[1]

Based on information set forth in a Schedule 13G/A filed on January 31, 2013. The Schedule 13G/A indicates that BlackRock, Inc. beneficially owns, in the aggregate, 4,843,346 shares of Wolverine Worldwide common stock.

[2]

Based on information set forth in a Schedule 13G filed on January 11, 2013. The Schedule 13G indicates that Janus Capital Management LLC, beneficially owns, in the aggregate, 5,338,970 shares of Wolverine Worldwide common stock.

[3]

Based on information set forth in a Schedule 13G/A filed on February 11, 2013. The Schedule 13G/A indicates that The Vanguard Group, Inc., beneficially owns, in the aggregate, 2,805,763 shares of Wolverine Worldwide common stock.

[4]

Based on information set forth in a Schedule 13G filed on February 14, 2013. The Schedule 13G/A indicates that Select Equity Group, Inc., Select Offshore Advisors, LLC and George S. Loening, the controlling shareholder of Select Equity and Select Offshore, collectively own, in the aggregate, 3,735,416 shares of Wolverine Worldwide common stock.

[5]	As of March 1, 2013, based on 50,099,575 shares outstanding on that date.

Page 32	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

2013 PROXY STATEMENT

STOCK OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth the number of shares of common stock beneficially owned as of March 1, 2013, by each of the Company’s director nominees, directors and named executive officers and all of the Company’s directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership of Common Stock[1]
	Sole Voting and/or Investment Power[2]	Shared Voting or Investment Power[3]	Stock Options[4]	Total Beneficial Ownership[4]	Percent of Class[5]
Jeffrey M. Boromisa	2,000	-	27,684	29,684	*
William K. Gerber	2,000	-	20,839	22,839	*
Donald T. Grimes	100,151	-	80,967	181,118	*
Alberto L. Grimoldi	24,437	-	33,014	57,451	*
Joseph R. Gromek	17,500	-	23,257	40,757	*
David T. Kollat	107,672	-	40,494	148,166	*
Blake W. Krueger	416,771	43,615	77,792	538,178	1.07
Michael Jeppesen	38,126	-	3,734	41,860	*
Brenda J. Lauderback	5,100	-	23,743	28,843	*
Pamela L. Linton	60,825	-	57,801	118,626	*
Nicholas T. Long	-	-	8,182	8,132	*
Timothy J. O’Donovan	367,380	54,625	16,948	438,953	*
Shirley D. Peterson	3,000	-	23,743	26,743	*
Michael A. Volkema	5,000	-	16,948	21,948	*
James D. Zwiers	121,366	10,986	93,354	225,706	*
All directors and executive officers as a group (18 people)	1,329,354	109,226	601,428	2,040,008	4.07
*	Represents beneficial ownership of less than 1%.

[1]

The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.

[2]	These numbers include restricted shares and performance shares held, which are subject to forfeiture if the terms of the award are not satisfied.

[3]

These numbers include shares over which the listed person is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of such relationship.

[4]

The numbers represent shares that may be acquired within 60 days after March 1, 2013, by the exercise of stock options granted under Wolverine’s various stock option plans. These numbers are also included in the Total Beneficial Ownership column.

[5]

As of March 1, 2013, based on 50,099,575 shares outstanding on that date plus the number of stock options exercisable by the specified person(s) within 60 days of March 1, 2013, as indicated in the “Stock Options” column.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 33

2013 PROXY STATEMENT

Compensation Discussion and Analysis

This section of the proxy statement provides an overview and analysis of Wolverine Worldwide’s executive compensation program and policies, the material compensation decisions made about fiscal year 2012 compensation, and the material factors considered in making those decisions. This section refers only to the compensation of Wolverine Worldwide’s “named executive officers” (“NEOs”) unless noted otherwise:

Blake W. Krueger, Chairman, Chief Executive Officer and President

Donald T. Grimes, Senior Vice President, Chief Financial Officer and Treasurer

Michael Jeppesen, President, Global Operations Group

Pamela L. Linton, Senior Vice President of Global Human Resources

James D. Zwiers, Senior Vice President and President, Outdoor Group

It is divided into the following four Sections:

 Section 1  – 2012: A Transformative Year

 Section 2  – Compensation Program Overview

 Section 3  – 2012 Compensation

 Section 4  – Other Compensation Policies and Practices

 SECTION 1  – 2012: A TRANSFORMATIVE YEAR

In 2012, Wolverine Worldwide acquired the Performance + Lifestyle Group business from Collective Brands, Inc. The Company expanded its existing 12-brand portfolio by adding the iconic Sperry Top-Sider, Stride-Rite, Keds and Saucony brands. The acquisition transformed Wolverine Worldwide into a 16-brand Company with estimated revenues for fiscal year 2013, the first full year of operation for the combined companies, of $2.700 to $2.800 billion. Transaction highlights include:

»

the Performance + Lifestyle Group added $219.4 million of revenue to the Company’s reported fiscal year 2012 revenue, reflecting its performance during the stub period from closing on October 9, 2012, through the end of fiscal year 2012;

»

the acquired brands complement the Company’s strategic priorities: Sperry Top-Sider®, Saucony® and Keds® each have a strong following among women and bring the opportunity to leverage the Company’s global distribution strengths; Sacuony’s leadership in the athletic space complements Merrell® to provide a powerful resource in running, training, trail, minimalist and barefoot footwear; and the Stride-Rite® brand’s leadership in the premium children’s shoe category and meaningful retail presence represent an important strategic opportunity for the Company’s existing brands; and

»	the Company expects the acquisition to be accretive in fiscal year 2013, the first full year of combined operations.

In addition to the acquisition, the Company continued progressing on key strategic initiatives, announcing two other important transactions during 2012:

»

the formation of a joint venture with Tata International to market footwear and apparel in India, initially responsible for the wholesale distribution of the Company’s owned Merrell® and licensed Caterpillar® footwear brands; and

Page 34	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

2013 PROXY STATEMENT

»

the formation of joint ventures with one of the Company’s long-time distributors, Forus S.A., to market footwear in Colombia, initially responsible for the Company’s owned Merrell®, Hush Puppies® and Cushe® brands and licensed Caterpillar® footwear brand, and Forus S.A.’s owned RKF brand.

A key strength of the Company’s business model is the portfolio structure. The 16 brands offered in more than 200 countries and territories around the world help buffer the Company against challenges in any economic region or demographic sector. Nevertheless, significant factors, such as the economic downturn in Europe, can impact the Company and did so in 2012. Despite that challenge, under Mr. Krueger’s leadership, management delivered the following results for fiscal year 2012, in addition to the successful closings of the Performance + Lifestyle Group acquisition and the two joint venture transactions:

»	revenues of $1.641 billion, including record full year revenue for the legacy Wolverine Worldwide business of $1.421 billion;

»

fully diluted earnings per share of $1.63, not adjusted for non-recurring transaction and integration expenses associated with the Performance + Lifestyle Group acquisition (which had a negative impact of $.66 per share).

The Company’s efforts to build a strong leadership team were recognized in 2012 when Wolverine Worldwide was named one of the “Best Companies for Leaders,” according to an independent study conducted by Chief Executive magazine and management consulting firm Chally Group Worldwide. The results of the study ranked Wolverine Worldwide 27th among 40 other global companies, including several members of the Fortune 50.

Strong Financial Performance

Wolverine Worldwide has a history of delivering strong financial performance. The recent recession and the continuing economic difficulties in Europe have created significant challenges for global companies. The brand portfolio approach, now 16 brands strong, and the diversified geographic and customer base served by those brands has helped Wolverine Worldwide continue delivering strong financial performance.

Revenue Growth*

*	As reported in Item 6 of the Wolverine Worldwide Annual Report on Form 10-K for fiscal year 2012. The reported revenue for fiscal year 2012 includes the revenues of the Performance + Lifestyle Group business from October 9, 2012, through the end of the fiscal year.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 35

2013 PROXY STATEMENT

The Company’s portfolio also has enabled it to consistently deliver strong financial results compared to other companies of similar size or in the same industry. Over the past five years, the Company’s performance, based on cumulative total stockholder return, the S&P SmallCap Index and the S&P Footwear Index, as shown in the following table.

Executive Compensation Overview for 2012

Peer Group

With Towers Watson’s input, the Compensation Committee established in 2011 a peer group comprised of the companies set out in the accompanying table (the “2012 Peer Group”) for use in setting 2012 NEO compensation. The Compensation Committee, again with the assistance of Towers Watson, compiled an updated peer group (the “Updated Peer Group”) for setting 2013 NEO compensation (see the discussion on pages 42-43). The Committee believes that the Updated Peer Group (set out in the accompanying table) reflects the size and scope of the transformed Company more accurately than a peer group based on the significantly smaller legacy Wolverine Worldwide business.

The Committee and Towers Watson used three criteria to screen companies for the Updated Peer Group: (1) Global Industry Classification Standard (“GICS”) code; (2) revenues; and (3) market capitalization. All Updated Peer Group companies fall within the same 2-digit GICS code as Wolverine Worldwide, and seven share the same 6-digit GICS code. At the time the Updated Peer Group was created, companies in the Updated Peer Group had market capitalizations ranging from 0.2 times to 5 times Wolverine Worldwide’s market capitalization and Wolverine Worldwide’s market capitalization placed it at the 33rd percentile of the Updated Peer Group.

The following companies comprise the Updated Peer Group:

Aéropostale, Inc.	Carter’s, Inc.	DSW Inc.	The Jones Group Inc.
American Eagle Outfitters Inc.	Chico’s FAS, Inc.	Foot Locker, Inc.	PVH Corp.
ANN Inc.	Coach, Inc.	Genesco Inc.	The Warnaco Group, Inc.
Ascena Retail Group, Inc.	Deckers Outdoor Corporation	Guess?, Inc.	Williams-Sonoma, Inc.
Brown Shoe Company, Inc.	Dick’s Sporting Goods, Inc.	Hanesbrands Inc.

Page 36	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

2013 PROXY STATEMENT

CEO Compensation Alignment

The securities laws determine how companies should report CEO and other NEO compensation in the summary compensation table of a proxy statement. The Company believes that stockholders view total shareholder return (“TSR”) as a useful measure of long-term performance and TSR information for a wide-range of companies, including those in the Company’s Peer Group, is readily available. As the following charts show, the Company’s TSR performance tracks closely to the total compensation for its CEO as reported in the Summary Compensation Table on pages 54-55, and shows a strong relationship between pay and performance when compared to the companies in the Updated Peer Group over both 1-year and 3-year periods. However, because there is no direct causal link between the Company’s TSR and NEO compensation as reported in the Summary Compensation Table, the degree of alignment could vary significantly in future years due to factors other than the design of the Company’s compensation programs.

1 Year: Wolverine Worldwide vs. Updated Peer Group[1]	3 Year: Wolverine Worldwide vs. Updated Peer Group[2]

[1]

The red diamond represents Wolverine Worldwide. The 1 Year TSR data is from Standard & Poor’s Research Insight. The 1 Year CEO Pay data is from the Company’s Summary Compensation Table and from the Summary Compensation Table in the most recent proxy statement of each company in Wolverine Worldwide’s Updated Peer Group.

[2]

The red diamond represents Wolverine Worldwide. The 3 Year TSR data is from Standard & Poor’s Research Insight. The 3 Year Average CEO Pay data is from the Company’s Summary Compensation Table and from the Summary Compensation Table in the three most recent proxy statements of each company in Wolverine Worldwide’s Updated Peer Group.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 37

2013 PROXY STATEMENT

Demonstrated Pay-for-Performance

The Board and the Compensation Committee believe that the Company’s executive compensation program should pay for performance. The Compensation Committee reviewed the results of the stockholder advisory vote on executive compensation that was held at the Annual Meeting of Stockholders in April 2012. The vote was with respect to the 2011 compensation actions and decisions for the Company’s NEOs. Over ninety percent of the votes cast on the proposal were voted in support of the compensation of the Company’s

KEY COMPENSATION AND CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Company has at various times implemented many good corporate governance practices as part of its executive compensation program, including:

»      authorizing the Compensation Committee to hire an independent consultant;

»      implementing Stock Ownership Guidelines covering all NEOs;

»      limiting perquisites to tax advisory and estate planning services;

»      not paying tax gross ups on perquisites;

»      prohibiting hedging involving securities of the Company;

»      restricting pledging securities of the Company; and

»      requiring a double-trigger for change-in-control benefits under the Company’s  Executive Severance Agreements.

NEOs set forth in the CD&A, the summary compensation table and the related compensation tables and narratives in the 2012 proxy statement. Based on the results of the “say-on-pay” vote, the Committee concluded that the Company’s executive compensation policies and practices enjoy favorable stockholder support. Taking into account the results of the say-on-pay vote, along with other factors such as the Company’s corporate business objectives and the Committee’s review of competitive data (as discussed in more detail on page 43, the Committee did not make any changes to the structure of the executive compensation program for 2012.

Other Relevant Factors

CEO and other NEO compensation for fiscal year 2012, and, in the case of the long-term incentive bonuses for the three year period ending with fiscal year 2012, reflected the Company’s consistent financial performance and cumulative return to stockholders over the past three years:

»

approximately 80% of the CEO’s total compensation as reported in the Summary Compensation Table (excluding change in pension value and nonqualified deferred compensation earnings) is tied to the Company’s stock and/or performance measures;

»

the ratio of performance-based equity awards to time-based equity awards for the CEO is 1.7 to 1 (excluding the one-time restricted stock award in October 2012 in recognition of Mr. Krueger’s successful efforts to close the acquisition of the Performance + Lifestyle Group business);

»	each NEO’s bonus opportunity was capped at 200% of his or her Target Percentage for that opportunity, limiting the incentive to take risks that could have a material adverse impact on the Company; and

»	each NEO’s Annual Bonus and Long-Term Incentive Bonus was linked to performance metrics established at the beginning of the bonus period.

Page 38	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

2013 PROXY STATEMENT

 SECTION 2  – COMPENSATION PROGRAM OVERVIEW

Compensation Philosophy and Objectives

Wolverine Worldwide’s compensation philosophy is to provide competitive salaries and incentives to achieve superior financial performance. The Board’s Compensation Committee oversees the Company’s executive compensation program. The Committee reviews and approves NEO compensation, other than the CEO’s compensation, which it approves together with the Board’s other independent directors. The NEO compensation program has four primary objectives:

»	attract and retain talented NEOs who will lead Wolverine Worldwide and achieve and inspire superior performance;

»	provide incentives for achieving specific near term individual, business unit and corporate goals and reward the attainment of those goals at pre-established levels;
»	provide incentives for achieving longer-term financial goals and to reward the attainment of those goals at pre-established levels; and

»	align the interests of NEOs with those of the stockholders through incentives based on increasing stockholder value.

The program balances fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives), and rewards annual performance while maintaining emphasis on longer-term objectives. The program also blends cash, non-cash, long- and short-term compensation components, and current and future compensation components. The Committee considers qualitative and quantitative factors when setting compensation. Each NEO’s compensation mix and cash-to-equity ratio depends on his or her responsibilities, experience, skills, and potential to affect Wolverine Worldwide’s overall performance. In general, an NEO’s compensation and the proportion of compensation that is variable increases as the NEO’s level of responsibilities increases. The Committee believes the CEO has the broadest scope of responsibilities and typically approves higher compensation for the CEO than for any other NEO. The Board believes this executive compensation philosophy has successfully generated sustained superior performance over the long term.

Compensation Program Summary

The Company’s executive compensation program consists of four key elements, as shown in the accompanying table. First, each NEO receives a base salary. Second, each NEO is eligible to receive Annual Incentive Compensation. The Annual Incentive Compensation has

two parts: (i) an annual bonus based on performance measured against criteria established by the Compensation Committee at the beginning of the fiscal year (the “Annual Bonus”), and (ii) a bonus determined by performance measured against individual criteria. Third, each NEO is eligible to receive Long-Term Incentive Compensation. The Long-Term Incentive Compensation has two parts: (i) a long-term incentive bonus based on performance measured against criteria set for a three-year period (the “3-Year Bonus”), and (ii) equity in the form of time-vested restricted stock awards and stock option grants. Fourth, each NEO may (i) participate in the Company’s defined-benefit plan (subject to certain vesting criteria); participate, at the discretion of the Committee, in a supplemental executive retirement plan; and participate in various Company welfare plans, and (ii) receive assistance with tax and estate planning and a matching contribution to his or her 401(k) account. The executive compensation program is set out in more detail in the remainder of the Compensation Discussion and Analysis section.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 39

2013 PROXY STATEMENT

Purposes of Compensation Program Elements

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	» Core responsibilities, years of service with the Company and experience in similar positions at other companies, skills, and knowledge	» Provide a regular and stable source of income to NEOs
Annual Incentive Compensation

»    Achieving specific corporate business objectives over which the NEO has reasonable control

»    Achieving specific division business objectives over which the NEO has reasonable control

»    Achieving specific personal objectives

» Focus NEOs on specific annual goals that contribute to Wolverine’s long-term success » Provide annual performance-based cash compensation » Align participants on important annual performance metrics
Long Term Incentive Compensation	» Focusing on long-term corporate business objectives » Focusing on driving long-term stockholder value » Continuing employment with the Company during the vesting period	» More closely align NEOs’ interests with stockholders’ interests » Reward NEOs for building stockholder value » Encourage long-term investment in Wolverine by participating NEOs » Retain NEOs
Retirement and Welfare Benefits

»    Focusing on long-term corporate business objectives

»    Continuing long-term employment with the Company during the retirement plan five-year vesting period and long-term value accumulation period

»    In the case of retirement and welfare benefits that are part of Wolverine Worldwide’s broad-based total compensation program available to full-time employees of the Company, providing for welfare of employee and his or her family during employment

»    In the case of the Supplemental Executive Retirement Plan, provide retirement benefits that NEO participants would have received under the broad-based plan in the absence of the IRS limits

»    Provide retirement security

»    Attract and retain NEOs

»    Encourage long-term commitment to Wolverine Worldwide by NEOs and assist Wolverine Worldwide in attracting and retaining talented NEOs

Page 40	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

2013 PROXY STATEMENT

Compensation Committee Role

The Compensation Committee is responsible to the Company’s Board for overseeing the development and administration of the Company’s compensation and benefits policies and programs. The Committee consists of five independent directors. Among its other responsibilities, the Committee formulates the compensation recommendations to the independent directors of the Board for the Company’s CEO and reviews and approves all aspects of the Company’s NEO compensation program, including:

»	reviewing and approving the Company’s incentive goals and objectives relevant to compensation;

»	evaluating individual performance results in light of these goals and objectives;

»	evaluating the competitiveness of each NEO’s total compensation package; and
»

approving (or in the case of the CEO, recommending to the independent directors of the Board) any changes to the NEO’s total compensation package, including, but not limited to, base salary, annual incentive bonus, long-term incentive bonus, and payouts and retention programs.

When making compensation recommendations or decisions, the Compensation Committee considers the CEO’s assessment of each individual’s performance, the performance of the individual’s respective business unit or function, the scope of each NEO’s responsibilities, years of service with the Company and in similar positions at other companies, skills, knowledge, market conditions, retention considerations, economic conditions, and Wolverine Worldwide’s compensation philosophy. The Committee considers these factors subjectively and no single factor or combination of factors is determinative. Following its review and discussion, the Committee approves compensation for all NEOs except the CEO. The Committee recommends to the independent directors of the Board compensation for the CEO and those independent directors approve the CEO’s compensation. The Committee and the independent directors of the Board meet with the CEO at the end of the year to evaluate his performance compared to his personal objectives set at the beginning of the year. The Committee is supported in its work by the Senior Vice President, Global Human Resources, her staff, and an executive compensation consultant as described below.

CEO Role

Within the framework of the compensation programs approved by the Compensation Committee, the CEO recommends the level of base salary, annual incentive bonus, long-term incentive bonus, equity awards and other compensation package components for his direct reports, including the other NEOs. The CEO bases his recommendation upon his assessment of each individual’s performance, the performance of the individual’s respective business unit or function, the scope of each NEO’s responsibilities, years of service with the Company and in similar positions at other companies, skills, knowledge, market conditions, retention considerations, economic conditions, and Wolverine Worldwide’s compensation philosophy. The CEO considers these factors subjectively and no single factor is determinative. The Committee reviews the CEO’s recommendations and approves any compensation changes affecting these individuals it determines are appropriate, in its sole discretion.

Compensation Consultant Role

The Compensation Committee has retained Towers Watson as its executive compensation consultant. Towers Watson reports directly to the Committee and the Committee may replace it or hire additional consultants at any time. The Committee has evaluated Towers Watson’s independence under the rules established by the NYSE and has determined that Towers Watson is “independent” as defined by NYSE rules. In addition, the Committee has evaluated whether the engagement of Towers Watson raises any conflicts of interest and has determined that no such conflicts of interest exist. In making this determination the Committee reviewed the following factors (as outlined by the SEC): (i) the provision of other services to the Company by Towers Watson, (ii) the amount of fees received by Towers Watson from the Company as a percentage of Towers Watson’s total revenue, (iii) Towers Watson’s policies and procedures regarding conflicts of interest, (iv) the existence of any business or personal relationships between the consultants at Towers Watson involved in its engagement by the Company

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and members of the Committee, (v) stock ownership in the Company by the consultants at Towers Watson involved in its engagement by the Company and (vi) the existence of any business or personal relationships between Towers Watson and/or the consultants at Towers Watson involved in its engagement by the Company and the Company’s executive officers. At the Committee’s invitation, a representative of Towers Watson attends Committee meetings. The Committee retains sole authority to hire the consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. A representative of Towers Watson also communicates with the Chairperson of the Committee between meetings. However, the Committee makes all decisions regarding NEO compensation. Towers Watson provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of the Company’s executive compensation program, evolving industry practices, and providing market information and analysis regarding the competitiveness of the Company’s program design. During 2012, Towers Watson performed the following specific services:

»	advised the Committee on management proposals, as requested;

»	attended Committee meetings, as requested;

»	reviewed the Company’s peer group and advised the Committee on the composition of the peer group given the Company’s acquisition of the Performance + Lifestyle Group;

»	reviewed survey data for competitive comparisons, including competitive comparisons based on the Company’s acquisition of the Performance + Lifestyle Group;
»	provided market data and recommendations on CEO and other NEO compensation;

»	reviewed the Compensation Discussion and Analysis and other executive compensation-related disclosures included in the Company’s proxy statement;

»	advised the Committee on legislative and regulatory developments and market trends related to compensation policies and programs; and

»	proactively advised the Committee on best-practice approaches for governance of executive compensation.

The total fees the Company paid to Towers Watson for services to the Committee in 2012 was $215,000. Towers Watson also was engaged by Wolverine Worldwide in 2012 to perform actuarial services and pension plan consulting that are not part of the executive compensation services provided to the Committee. Watson Wyatt (prior to the combination with Towers Perrin) performed these services for the Company and, since the combination of these two companies, the Company has used Towers Watson for these services. These services were performed on an interim and annual basis for financial reporting purposes. The total annual expense for this work was approximately $431,000. The total fees the Company paid to Towers Watson ($646,000) represent less than two one hundredths of one percent (0.02%) of Towers Watson’s revenue for its 2012 fiscal year ($3.4 billion).

Competitive Data Use

The Committee uses surveys and peer group information as a market reference point. The Committee believes that compensation levels in the footwear, apparel and retail industries typically exceed levels reported in general industry surveys. The Committee also considers information the Company learns through recruiting NEOs and the experience levels and responsibilities of NEOs prior to joining the Company as reference points in setting NEO compensation.

2012 Peer Group

The 2012 Peer Group for use in setting 2012 NEO compensation was composed of the following companies:

ANN, Inc.	Brown Shoe Co., Inc.	Carter’s, Inc.	Chico’s FAS, Inc.
Collective Brands, Inc.	Columbia Sportswear Company	Deckers Outdoor Corp.	DSW, Inc.
G-III Apparel Group, Ltd.	Genesco, Inc.	The Jones Group, Inc.	Kenneth Cole Productions, Inc.
Maidenform Brands, Inc.	Perry Ellis International, Inc.	Quiksilver, Inc.	Skechers USA, Inc.
Steven Madden, Ltd.	The Talbots, Inc.	Under Armour, Inc.	Warnaco Group, Inc.

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As previously noted, the Company and Towers Watson used three criteria to screen companies for the 2012 Peer Group. The three criteria were: (1) Global Industry Classification Standard (“GICS”) code; (2) revenues; and (3) market capitalization. At the time the 2012 Peer Group was established, all 2012 Peer Group companies fell within the same 2-digit GICS code as Wolverine Worldwide, and 13 share the same 6-digit GICS code. 2012 Peer Group companies had revenue ranging from 0.5 times to 2.1 times Wolverine Worldwide’s revenue, and Wolverine Worldwide’s revenue placed it at the 37th percentile of the 2012 Peer Group. The 2012 Peer Group companies had market capitalizations ranging from 0.2 times to 5 times Wolverine Worldwide’s market capitalization, and Wolverine Worldwide’s market capitalization placed it at the 67th percentile of the 2012 Peer Group.

Updated Peer Group

The Company’s October 2012 acquisition of the Performance + Lifestyle Group increased, on an estimated annualized basis, the Company’s revenues by over $1 billion. Given the impact of the acquisition on the Company’s revenues and market capitalization, the Compensation Committee asked Towers Watson to review and provide assistance for developing a new comparator group. The Company’s reported revenues for 2012 on a GAAP basis were $1.641 billion, reflecting a full year of the historical Wolverine Worldwide operations and revenues for the Performance + Lifestyle Group from the acquisition date in October 2012 through the end of Wolverine Worldwide’s fiscal year 2012. The Committee believed, however, that it was more appropriate to base the comparator group composition on the projected operations of the combined businesses for a full year. As previously noted, the Company and Towers Watson used three criteria to screen companies for the Updated Peer Group: (1) Global Industry Classification Standard (“GICS”) code; (2) revenues; and (3) market capitalization. The Updated Peer Group is composed of the following companies:

Aéropostale, Inc.	Carter’s, Inc.	DSW Inc.	The Jones Group Inc.
American Eagle Outfitters Inc.	Chico’s FAS, Inc.	Foot Locker, Inc.	PVH Corp.
ANN Inc.	Coach, Inc.	Genesco Inc.	The Warnaco Group, Inc.
Ascena Retail Group, Inc.	Deckers Outdoor Corporation	Guess?, Inc.	Williams-Sonoma, Inc.
Brown Shoe Company, Inc.	Dick’s Sporting Goods, Inc.	Hanesbrands Inc.

All Updated Peer Group companies fall within the same 2-digit GICS code as Wolverine Worldwide, and seven share the same 6-digit GICS code. Generally, the Updated Peer Group companies have market capitalizations ranging from 0.2 times to 5 times Wolverine Worldwide’s market capitalization, and Wolverine Worldwide’s market capitalization places it at the 33rd percentile of the Updated Peer Group.

Other Competitive Data

As part of its competitive data review, the Committee considered information presented by Towers Watson based on four published compensation surveys: (1) 2012 Towers Watson Data Services Survey Report on Top Management Compensation – General, Retail and Wholesale Trade Industry Cut, (2) 2012 Towers Watson Compensation Database Executive Database – General, Retail/Wholesale Executive Database, (3) 2012 US Mercer Benchmark Database, Executive – General, Retail Industry Cut; and (4) Towers Watson Data Services 2012 Database on Long-Term Incentives, Policies & Practices.

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 SECTION 3  – 2012 COMPENSATION

The Compensation Committee approved the 2012 base salaries for NEOs set out in the accompanying table. Base salary increases for the NEOs were consistent with base salary increases for the Company’s employees generally. As part of approving an
NEO’s base salary, the Compensation Committee considers the scope of his or her responsibilities, years of service with the Company and in similar positions at other companies, skills, and knowledge. The Committee also considers market conditions,
economic conditions, and Wolverine Worldwide’s compensation philosophy.	Name	2012 Base Salary	2011 Base Salary
	Krueger	$862,600	$821,500
	Grimes	$431,000	$416,000
	Jeppesen*	$375,000	-
	Linton	$321,000	$311,000
	Zwiers	$451,000	$425,000
	* Mr. Jeppesen started employment with the Company in 2012.

In 2012, each NEO had the opportunity to earn annual incentive compensation, consisting of two parts: (1) an annual bonus (“Annual Bonus”) under the Annual Bonus Plan, and (2) an individual performance bonus (“Individual Performance Bonus”) under the Individual Performance Bonus Plan. Each NEO’s payout under the two parts was determined by comparing his or her performance against specific criteria set at the beginning of each year. Under the Annual Bonus Plan, the NEO’s payout was determined by comparing his or her performance against four performance levels set for each criterion: threshold (50% payout), target (100% payout), goal (150% payout) and stretch (200% payout). Under the Individual Performance Bonus Plan, the NEO’s payout was determined by comparing his or her performance against each criterion and scoring it on a scale of 0% to 100%. As shown in further detail below under the heading “Individual Performance Bonus,” payouts under the Individual Performance Bonus Plan can range from 0% to 200% depending on the NEO’s cumulative weighted performance score on his or her individual performance objectives.

In early 2012, the Committee set a percentage of the NEO’s base salary as his or her annual incentive compensation target percentage (the “Target Percentage”). The Target Percentage represented the percentage of the NEO’s salary he or she could earn as annual incentive compensation at a “target” performance level under the Annual Bonus plan criteria (100% payout) and 70-80% cumulative weighted performance score under the Individual Performance Bonus plan. Generally, the Committee set higher Target Percentages for individuals with greater influence on business strategy, profits or sales. This put a larger percentage of an NEO’s total potential cash compensation “at risk.”

Consistent with the 2011 bonus opportunity, each NEO’s total annual incentive compensation opportunity for 2012 ranged from 0% to 200% of his or her Target Percentage. The accompanying table shows the total annual incentive compensation payout earned by each NEO for 2012.

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						Annual Incentive Compensation Component as a Percentage of Target Percentage
							Annual Bonus Percentage By Company or Business unit as a Percentage of Target Percentage

	Total 2012 Actual Annual Incentive Compensation[1]	2012 Annual Bonus	2012 Individual Performance Bonus	2012 Target Percentage	2011 Target Percentage	Total Individual Performance Bonus as a Percentage of Target Percentage	Company[2]	Global Operations Group[3]	Human Resources[4]	Outdoor Group[5]	Retail Group[5]
Krueger	$192,129	$0	$192,129	100%	100%	15%	85%
Grimes[6]	$102,944	$0	$52,944	55%	55%	15%	85%
Jeppesen[7]	$166,692	$126,289	$40,403	50%	-	15%	20%	65%
Linton	$92,182	$59,895	$32,287	45%	45%	15%	55%		30%
Zwiers	$81,351	$26,220	$55,131	55%	55%	15%	20%			50%	15%
[1]	Includes the NEO’s 2012 Annual Bonus and the 2012 Individual Performance Bonus.

[2]	The Committee approved revenue and pre-tax earnings performance criteria for the Company, as described below under “Annual Incentive Compensation – Annual Bonus.”

[3]

The Committee approved a combination of metrics as performance criteria for the Global Operations Group: pre-tax profit and net sales (Leathers 10%); financial performance, quality goal and productivity (Owned Manufacturing 20%); actual expenses (Distribution 10%); and actual expenses, speed-to-market, product costs and quality measurements compared to 2012 planned targets (Sourcing 35%).

[4]

The Committee approved actual Department expenses compared to budgeted expenses in the Human Resources Department’s fiscal year 2012 operating plan as the 2012 performance criterion for the Human Resources Department.

[5]	The Committee approved revenue and pre-tax earnings as the performance criteria for each of the Outdoor Group and the Retail Group.

[6]

The Total 2012 Annual Incentive Compensation amount in the table for Mr. Grimes reflects a one-time $50,000 bonus, paid to him in recognition of his contribution to the successful acquisition of the Performance + Lifestyle Group business.

[7]	Mr. Jeppesen started employment with the Company on January 3, 2012, and, therefore, did not have a 2011 Target Percentage.

Annual Incentive Compensation – Annual Bonus

At the same time it set Target Percentages, the Compensation Committee established the performance criteria for the Company and business units under the Annual Bonus Plan. Each NEO’s Annual Bonus was based on performance criteria for the Company, or for the

Company and a business unit. The Committee set fiscal year 2012 revenue (weighted 35% of the Company component) and pre-tax
earnings (weighted 65%) as the Company’s performance criteria.
The Committee selected these criteria, because it believed a strong connection exists between performance on these financial measures and stockholder value. As shown in the accompanying table, the
Committee also set four performance levels for each criterion:
threshold (50% payout), target (100% payout), goal (150%
payout) and stretch (200% payout). The Committee set the
revenue and pre-tax earnings goals for these performance levels
(shown in the accompanying table) following discussion with
management and a review of the Company’s operating plan,
historical performance, and economic conditions facing the
Company.	Company Performance Level (% of Target Payout)[1]	Revenue[2]	Pre-tax Earnings[2]
	Threshold (50%)	$1,465,000,000	$170,300,000
	Target (100%)	$1,490,000,000	$176,000,000
	Goal (150%)	$1,515,000,000	$182,000,000
	Stretch (200%)	$1,550,000,000	$189,300,000

[1]     The maximum payout an NEO can receive is 200% of the payment earned at his or her Target Percentage, even if performance is above stretch, and an NEO would receive 0% of his or her Target Percentage if performance is below threshold.

[2]     Not including the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items excluded by the Compensation Committee.

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Two of the NEOs, Messrs. Krueger and
Grimes, have significant influence on the
Company’s overall business strategy and
their respective Annual Bonus
opportunities (85% of their total Annual
Incentive Compensation opportunities) are
based on the Company performance
criteria. Three of the NEO’s, Messrs.
Jeppesen and Zwiers and Ms. Linton, are
directly responsible for business units and
to a lesser extent influence the Company’s
overall business strategy. For each
Historical Group Performance
	2012	2011	2010	2009	2008
Global Operations Group	Between target and goal	Between threshold and target	Between goal and stretch	N/A	N/A
Human Resources Department	Between target and goal	Above stretch	Between goal and stretch	Above stretch	N/A
Outdoor Group	Below threshold	Above stretch	Above stretch	Between goal and stretch	Between goal and stretch
Retail Group	Between threshold and target	Between zero and threshold	Above stretch	Above stretch	Between threshold and target

of those three NEOs, the Committee based the following percentages of the overall Annual Bonus opportunity on the Company’s performance: Mr. Jeppesen (20%); Ms. Linton (55%) and Mr. Zwiers (20%). The remaining portions of the Annual Bonus opportunities for each of these three NEOs were based on the performance of their respective business units. Those percentages were: Mr. Jeppesen (65% Global Operations Group); Ms. Linton (30% Human Resources); and Mr. Zwiers (50% Outdoor Group; 15% Retail Group). The Committee used a combination of pre-tax profit and net sales, financial performance, quality goal and productivity, actual expenses, speed-to-market, product costs and quality measurements as the performance criteria for the Global Operations Group; actual to budgeted expenses for the Human Resources Department; and revenue and pre-tax earnings as the performance criteria for the Outdoor Group and Retail Group. For each of the NEOs, the remaining 15% of their Annual Incentive Compensation opportunity was determined by his or her respective Individual Performance Bonus criteria. The Committee also set the same four performance levels for each criterion as it set for the Company. It set the goals for each performance level for each business unit criteria at substantially similar difficulty levels as the goals for each performance level for the Company criteria. The Committee believed the business units could achieve these goals under strong management performance, based on a review of each business unit’s historical performance and its fiscal year 2012 operating plan. The accompanying table shows historical performance levels achieved by the business units using these performance criteria, for those years when the performance criteria were the same as the 2012 performance criteria.

In early 2013, the Committee certified actual 2012 performance compared to the performance levels for the Company and business unit criteria. The results are shown in the accompanying table:		2012 Performance	Overall Weighted Payout as a Percent of Target
	Global Operations Group	Between target and goal	108.2%
	Human Resources Department	Between target and goal	139.1%
	Outdoor Group	Below threshold	0%
	Retail Group	Between threshold and target	71.3%
	Wolverine Worldwide	Below threshold	0%

For 2012, the Company paid the NEOs the Annual Bonuses set out in the following table.

Name	Annual Bonus Opportunity (as a % of an NEO’s Target Percentage)	Annual Bonus Percentage Earned	Annual Bonus Paid[1]	Other Bonus[2]
Krueger	0 – 200%	0%	$0	$0
Grimes	0 – 200%	0%	$0	$50,000
Jeppesen	0 – 200%	70.3%	$126,289	$0
Linton	0 – 200%	41.7%	$59,895	$0
Zwiers	0 – 200%	10.7%	$26,220	$0

[1]     Not including Individual Performance Bonus or any other bonus paid.

[2]     Reflects the $50,000 bonus paid to Mr. Grimes in recognition of his contributions to the successful acquisition of the Performance + Lifestyle Group business.

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Annual Incentive Compensation – Individual Performance Bonus

Also at the same time Target Percentages are set, the CEO approves for each NEO other than himself, Individual Performance Bonus personal objectives. The CEO recommends, and the
Committee and other independent directors approve,
personal objectives for himself. Personal objectives may
include elements such as executing strategies supporting
Wolverine Worldwide’s vision, developing employees,
supporting social and environmental responsibility,
growing new business initiatives and driving operational
excellence. Each NEO has personal objectives specific to
him or her. Performance under the Individual
Performance Bonus Plan is evaluated based on
qualitative and quantitative factors.	NEO	2012 Personal Objectives
	Krueger	Employee development, revenue growth, consumer-direct business expansion, supply chain improvements, and acquisition integration
	Grimes	Employee development, acquisition integration, productivity initiatives, and business analytics
	Jeppesen	Employee development, distribution, owned and sourced manufacturing goals, Leathers transition, acquisition integration
	Linton	Employee development, enhancing organization structure, process improvements, acquisition integration
	Zwiers	Innovation pipeline, revenue growth, retail expansion, acquisition integration, and asset management

Each personal objective is given a weight from 0% to 100%. The sum of the weights for each NEO’s personal objectives equals 100%. An NEO’s cumulative weighted personal objectives score is calculated by multiplying the score for each objective by its weight, and summing those results for all of the NEO’s personal objectives. The
Individual Performance Bonus payout level ranges from 0% to 200%, determined by
the cumulative weighted personal objectives score.	Personal Objectives Score	2012 Payout Level
	95-100%	200%
	90-95%	175%
	80-90%	150%
	70-80%	100%
	60-70%	50%
	Less than 60%	0%

The CEO recommended to the Committee the 2012 cumulative weighted personal objectives scores and payout levels for each of the NEOs other than himself. The Committee and the other independent directors of the Board met with the CEO at the end of the year to evaluate his performance compared to his personal objectives. The Committee determined the cumulative weighted personal objectives score for the CEO and recommended to the independent directors of the Board the CEO’s payout level. The Committee also determined the Individual

Performance Bonus payout for each
NEO, as shown in the accompanying
table, by multiplying his or her
cumulative weighted performance
score payout level by fifteen percent
(representing the percentage of the
Individual Performance Bonus to the
total annual incentive compensation
opportunity) of his or her Target
Percentage.	Name	2012 Individual Performance Bonus Opportunity (as a % of an NEO’s Target Percentage)	Personal Objectives Score	2012 Individual Performance Bonus Percentage Awarded	2012 Individual Performance Bonus Paid
	Krueger	0 – 200%	84.00	150%	$192,129
	Grimes	0 – 200%	89.75	150%	$52,944
	Jeppesen	0 – 200%	89.75	150%	$40,403
	Linton	0 – 200%	80.75	150%	$32,287
	Zwiers	0 – 200%	81.00	150%	$55,131

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In 2012, each NEO had the opportunity to earn long-term incentive compensation, consisting of two parts: (1) performance shares under the Company’s Long-Term Incentive Plan (“LTIP”) and stock incentive plan, and (2) equity awards in the form of stock option grants and restricted stock awards under stock incentive plan.

Long-Term Incentive Compensation – Performance Share Bonuses

Each NEO had the opportunity to earn long-term incentive compensation under the Company’s LTIP, stock incentive plan, or both based on performance criteria covering three-year periods (“3-Year Bonus”). In February 2010, the Committee established two performance criteria for the performance period 2010-2012: (1) business value added (“BVA”), and (2) fully diluted earnings per share. BVA is calculated by starting with operating income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), and then reducing operating income by (1) an amount for income taxes where the effective tax rate used to calculate the income tax amount is determined accordance with GAAP, and (2) a capital charge equal to a 2-point average of “net operating assets” during the fiscal year (with “net operating assets” defined as the net of trade receivables (net of reserves), inventory (net of reserves), other current assets, property, plant and equipment, trade payables and accrued liabilities), multiplied by 10%. The Committee believes that BVA is useful for determining incentive compensation, because it ties the income statement (profit delivery) to the balance sheet (effective asset utilization) and does not focus on one to the exclusion of the other. The Committee further believes that focusing NEOs’ interests on increasing BVA aligns their interests more closely with stockholder interests, and that BVA is superior to total shareholder return (which the Company used before BVA as a metric for incentive compensation) in measuring management’s long-term influence over the Company’s performance. Using BVA and EPS balances the NEOs’ focus on near-term profitability with longer-term shareholder value. The Committee weights EPS 65% and BVA 35% when determining the overall performance level.

3-Year Performance Share Bonus (Fiscal 2010-2012)

The following table lists performance levels set by the Committee in February 2010 for the performance period 2010-2012:

Performance level (Percentage of Target Payout)	Cumulative EPS for the 2010-2012 period*	Cumulative BVA for the 2010-2012 period (Millions)*
Threshold (50%)	$5.75	$179.0
Target (100%)	$6.21	$192.9
Goal (150%)	$6.44	$203.7
Stretch (200%)	$6.69	$219.0
* Not including the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items excluded by the Compensation

The Committee evaluated Wolverine Worldwide’s performance for the period 2010-
2012 against these criteria and certified that Wolverine Worldwide’s performance on the EPS criterion (adjusted for restructuring and other transition and non-recurring costs), fell above the stretch performance level, and Wolverine Worldwide’s performance on the BVA criterion (adjusted for restructuring and other transition and non-recurring costs), also fell above the stretch performance level. The earnings per share performance (200%) was weighted 65% and the BVA performance (200%) was weighted 35%, for an overall performance of 200% resulting in a number of shares on
Name	Shares Vesting (#)
Krueger	47,909
Grimes	16,485
Jeppesen	2,705
Linton	8,663
Zwiers	16,485

which restrictions lapsed under the awards (on a weighted average basis) equal to 200% of the number of shares on which restrictions would have lapsed under target performance. The restrictions lapsed on the number of shares shown for each NEOs in the accompanying table under the 3-Year Bonus for the performance period 2010-2012.

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3-Year Performance Share Bonus (Fiscal 2012-2014)

In 2012, the Committee evaluated each NEO’s long-term incentive target payout opportunity expressed as a percentage of base salary. It considered the Company’s recruiting experiences; each NEO’s experience and responsibilities; the NEO’s performance; and competition with other footwear, apparel and retail companies for candidates. The Committee considers these factors subjectively, and no single factor or combination of factors was determinative for any NEO. The Committee decided to set the NEOs’ Target Percentage (expressed as a percentage of the NEO’s base salary, similar to the Annual Bonus) for the 2012-2014 3-Year Bonus opportunity, as set out
in the accompanying table.	Name	2012-2014 Percent	2011-2013 Percent
	Krueger	75%	75%
	Grimes	50%	50%
	Jeppesen	45%	45%
	Linton	35%	35%
	Zwiers	50%	50%

In February 2012, the Committee awarded performance shares to each NEO with a value equal to the maximum bonus payout the NEO could earn as the 3-Year Bonus for the performance period 2012-2014. The Committee weighted the earnings per share criterion at 65% of the total payout and weighted the BVA performance criterion at 35% of the payout of the three-year performance share bonus for the performance period 2012-2014, which was consistent with the 2011 performance share grant. The Committee intended the level of difficulty in attaining threshold, target, goal and stretch performance levels it set for the performance period 2012-2014 to be substantially similar to the level of difficulty in attaining the performance levels for the performance period 2011-2013. The Committee granted the awards under the Company’s Stock Incentive Plan of 2010. The award details are in the table “Grants of Plan-Based Awards” on pages 56-57. The Company accrues, but does not pay, dividends on the performance shares during the performance period. Once the Committee certifies the Company’s performance compared to the performance criteria, the restrictions on none, some or all of the performance shares awarded to each NEO will lapse at that time, and the NEO will receive accrued dividends only on the shares actually earned.

Long-Term Incentive Compensation – Stock Option Grants and Restricted Stock Awards

The Compensation Committee believes that NEO stock ownership benefits stockholders. The Company has granted stock options and awarded restricted stock to NEOs and other executives for many decades. The Committee administers the stock incentive plans for stock option grants and restricted stock awards. It approves the amount of and terms applicable to all grants and awards (except for grants to the CEO, which the Committee approves together with the other independent directors). In addition to annual grants and awards, the Committee may approve special grants or awards to NEOs, such as a grant or award to a new hire or for a promotion.

When granting equity awards, the Committee considers the NEO’s position, responsibilities, service years, performance, previous equity grants, and market information. Management provides input to the Committee regarding equity award decisions. The Committee compares NEO equity awards to market information as part of evaluating NEO total long-term incentive compensation at target to broader compensation trends. In general, the Committee gives more weight to position and responsibilities.

A stock option’s exercise price is set at the closing price of the Company’s common stock on the grant date. The Committee grants annual equity awards at its regularly scheduled February meeting. The independent directors of the Board approve equity grants to the CEO at the same time. A stock option grant typically vests one-third each year over three years. The restrictions on restricted stock awards typically lapse 25% on each of the third and fourth anniversary and 50% on the fifth anniversary of the award.

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The total value of the equity award to each NEO (the combined total grant date fair value for the stock options and restricted stock, not including the performance share awards) is based on the prior year’s equity award, adjusted by a percentage determined by the Committee. In 2012, the Committee used the percentage ranges of base salary set out in the accompanying table as guidelines for the total value of the equity award as a percentage of each NEO’s base salary.
The Committee adjusted the ranges for Messrs Krueger, Grimes and Zwiers and
Ms. Linton based on its evaluation of the overall compensation package for each
NEO. For 2012, the actual total value of the equity award was determined using a percentage increase over the prior year’s award. When setting the percentage
Name	2012 Actual % of Base Salary Awarded	2012 % of Base Salary Guideline Range
Krueger	178.4%	130-175%
Grimes	98.7%	90-110%
Jeppesen*	80.0%	70-90%
Linton	82.2%	70-90%
Zwiers	94.3%	90-110%
* Mr. Jeppesen started employment with the Company on January 3, 2012.

increase, the Committee considered the amount of the prior year’s total equity award to each NEO, the percentage of the NEO’s total compensation that would be reflected by the equity award, the change in total compensation for the NEO compared to the prior year, equity awards to each NEO in recent years, and whether the total value of the equity award fell within the guidelines, but no single factor or combination of factors was determinative in setting the percentage increase. The “Grants of Plan-Based Awards” table on pages 56-57 shows the actual grants and awards for 2012.

The restricted stock award, not including performance shares, was approximately 60%, and the stock option grants were approximately 40%, of the combined value of the equity awarded to each NEO. These were the same approximate percentages as in 2011 and in the past five years. The Committee believed this mix was appropriate based on the fact that restricted stock promotes retention and stock options incentivize stock price performance.

In October 2012, the Compensation Committee made additional, one-time restricted stock awards to Messrs. Krueger, Grimes, and Zwiers and Ms. Linton, in recognition of their contributions to the successful acquisition of the Performance + Lifestyle Group business. The restrictions on the shares awarded lapse on January 1, 2014. The Committee awarded Mr. Krueger 18,000 shares of restricted stock, Mr. Grimes 6,000 shares, Mr. Zwiers 3,000 shares and Ms. Linton 1,500 shares.

Retirement and Welfare Plans

The NEOs participate in Wolverine Worldwide’s medical and dental plans and receive life and disability insurance. Subject to variations to account for requirements in local jurisdictions, variances in local compensation structure (for example, as applicable to Wolverine Worldwide’s employees in the United States versus certain overseas offices), and to requirements under collective bargaining agreements, all Wolverine Worldwide employees receive the same health and welfare benefit opportunities. The NEOs also participate in the Wolverine Worldwide Employees’ Pension Plan (a defined benefit plan) and the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (an unfunded, non-qualified plan). For a description of the benefits under Wolverine Worldwide’s retirement plans, see “Pension Plans and 2012 Pension Benefits” below.

Perquisites

The Company provides limited perquisites to NEOs in order to provide a competitive total compensation package. The Company reimbursed NEOs for tax, financial planning and estate planning services, and made 401(k) matching payments, in the amounts set forth in footnote 6 to the “Summary Compensation Table” on pages 54-55. The Company did not provide gross ups to the NEOs for the taxes due on the value of the perquisites.

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  SECTION 4  – OTHER COMPENSATION POLICIES AND PRACTICES

The dates of the Compensation Committee’s and Board’s February meetings at which annual grants are made generally are scheduled at least one year in advance. The Compensation Committee also delegated to the CEO the authority to award restricted stock or grant stock options to employees during the period from the February 2012 regular meeting of the Compensation Committee until the February 2013 meeting of the Compensation Committee. The CEO may not make such grants or awards to himself and other NEOs. The grants and awards are intended to recognize outstanding performance by employees. The restricted stock awards for the February 2012 to February 2013 period could not exceed 17,000 shares in aggregate and the stock options 11,067 options in aggregate.

NEO Stock Ownership Guidelines

Through stock ownership guidelines, the Company requires that NEOs maintain a minimum stock ownership level (including, for up to 50% of the applicable ownership requirement, restricted stock awards and performance shares but not stock options) to align further the interests of these individuals with the stockholders. Each NEO must
Covered Positions	Guideline
CEO	5x Annual Base Salary
Other NEOs	2x Annual Base Salary

meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines. The CEO and all other NEOs who have been with Wolverine Worldwide for at least five years meet the ownership requirement.

Stock Hedging and Pledging Policies

The Company has adopted a policy covering hedging transactions involving the Company’s common stock or pledging of the Company’s common stock by directors or executive officers. Under the policy, no director or executive officer of the Company may, unless pre-cleared with the Company’s General Counsel (1) enter into any transaction involving pledging as collateral for a loan, or holding on margin, any securities of the Company beneficially owned by the director or executive officer, or (2) enter into or maintain any hedging transaction or position involving securities of the Company beneficially owned by the directors or executive officer.

Impact of Accounting and Tax Treatments on Compensation

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation paid to the CEO and the three next most highly-paid executive officers (other than the CFO) in excess of $1,000,000 annually, with certain exceptions for qualified “performance-based” compensation. Wolverine Worldwide has designed its Annual Bonus Plan, LTIP, and stock incentive plans, to permit certain awards payable under these plans that are intended to qualify as “performance-based” compensation for purposes of Section 162(m). Incentives under these plans, other than time-based restricted stock awards, were not included in the $1,000,000 limit for purposes of calculating Wolverine Worldwide’s deduction for compensation paid to its NEOs for 2012. Wolverine Worldwide does not require all of its compensation programs to be fully deductible under Section 162(m) because Wolverine Worldwide believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Wolverine Worldwide may pay compensation that does not qualify as performance-based compensation.

Post-Employment Compensation

Each NEO is party to an Executive Severance Agreement that provides for certain payments and benefits upon termination of employment after a change in control of Wolverine Worldwide. The Board believes Executive Severance Agreements will promote management stability during the transition period accompanying a change in control. Each NEO is eligible to receive compensation if his or her employment is terminated within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide. The Compensation Committee believes this “double trigger” requirement of (1) change in control, and (2) termination of employment, is appropriate because a change in control does not, in many circumstances, materially harm an NEO unless his or her employment with the Company is terminated. None of the Executive Severance Agreements require an NEO to mitigate payments by seeking employment, but they do reduce compensation paid during the fourth and later months after termination by an amount equal to any other compensation earned by the NEO during that period. An NEO does not receive payment under the Executive Severance Agreement if his or her employment terminates:

»	due to death or retirement in accordance with Wolverine Worldwide’s policy or as otherwise agreed;

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»	for cause or disability; or

»

by resignation of the NEO for other than “good reason,” which includes the assignment of duties inconsistent with the NEO’s status as a senior executive officer or the duties performed by the NEO immediately before a change in control, a reduction in the NEO’s annual base salary or relocation of the NEO.

All NEOs also may be eligible under Wolverine Worldwide’s retirement plans or equity plans to receive certain payments and benefits upon termination of employment or in connection with a change in control. The Compensation Committee believes that single-trigger accelerated vesting is appropriate in some circumstances, because by protecting a significant component of the NEO’s total compensation, the acceleration of equity vesting (1) mitigates potential conflicts of interest that might arise between the NEOs and the stockholders, and (2) serves as a substantial incentive for those NEOs to obtain the highest possible value for the stockholders if the Company becomes an acquisition target. The Compensation Committee also retains the discretion to modify or eliminate the accelerated vesting.

Mr. Krueger also is party to a Separation Agreement under which he receives certain payments and benefits if the Company terminates his employment other than for “cause” or if he terminates his employment for “good reason.” The Compensation Committee determined upon appointing Mr. Krueger as CEO that, given the Company’s strategic initiatives the Board had asked him to lead, it was appropriate for the Company to enter into a separation arrangement. You will find information on benefits payable to Mr. Krueger and each other NEO and the specific elements comprising the payment under the Separation Agreement, Executive Severance Agreements, and other retirement and equity plans of Wolverine Worldwide, in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Company include the Compensation Discussion and Analysis section in this proxy statement and incorporate it by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Michael A. Volkema (Chairperson)

William K. Gerber

Joseph R. Gromek

David T. Kollat

Nicholas T. Long

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Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus[1,2]	Stock Awards[3]
Blake W. Krueger Chairman, CEO and President	2012 2011 2010	$853,906 $812,558 $767,308		$2,638,485 $1,675,335 $1,437,675
Donald T. Grimes Senior Vice President, CFO, Treasurer and Chief Accounting Officer[8]	2012 2011 2010	$427,827 $412,923 $397,115	$50,000	$826,172 $524,643 $467,425
Michael Jeppesen President, Global Operations Group[8]	2012	$359,135		$603,254
Pamela L. Linton Senior Vice President, Global Human Resources	2012 2011 2010	$318,885 $309,269 $300,077		$386,469 $304,200 $271,200
James D. Zwiers Senior Vice President and President, Outdoor Group	2012 2011 2010	$445,500 $420,192 $388,462		$1,108,664 $531,335 $467,425
[1]	Includes any amounts deferred under the Company’s qualified 401(k) plan.

[2]	Reflects a one-time $50,000 bonus paid in recognition of Mr. Grimes’ contribution to the successful acquisition of the Performance + Lifestyle Group business.

[3]

Includes restricted stock awards and performance share awards. Restricted stock was valued using the Wolverine Worldwide common stock closing market price on the NYSE on the grant award date. Performance shares awarded in 2012 were valued in the table above using the closing market price of Wolverine common stock on the NYSE on the date of the award assuming performance between target (100% payout) and goal (150% payout) level, consistent with the assumptions used at the time of the award under ASC Topic 718. The aggregate award date fair value of performance shares awarded in 2012, assuming payout at maximum (stretch) performance, for each NEO (and, in parenthesis, the award date fair value of performance share awards for 2012 using maximum (stretch) performance assumptions plus award date fair value of restricted stock awards for 2012) would have been: $1,495,641 ($3,201,092) for Mr. Krueger; $498,200 ($1,013,566) for Mr. Grimes; $390,122 ($1,006,544) for Mr. Jeppesen; $259,734 ($484,166) for Ms. Linton; and $521,318 ($1,304,777) for Mr. Zwiers. Restrictions on the shares issued under the 2012 performance share award will lapse in 2015, if at all, based on the Company’s performance for 2012-2014. For additional valuation assumptions, see the “Stock-Based Compensation” heading under Note 1 to Wolverine Worldwide’s Consolidated Financial Statements for the fiscal year ended December 29, 2012.

In October 2012, the Compensation Committee made additional, one-time restricted stock awards to Messrs. Krueger, Grimes, and Zwiers and Ms. Linton, in recognition of their contributions to the successful acquisition of the Performance + Lifestyle Group business. The restrictions on each award lapse on January 1, 2014. Those one-time awards are reflected in the Stock Awards column in the amounts of: Mr. Krueger ($781 380), Mr. Grimes ($260,460), Mr. Zwiers ($130,230) and Ms. Linton ($65,115). As shown in the “Grant of Plan-Based Awards” table, Mr. Krueger received an award of 18,000 shares of restricted stock; Mr. Grimes an award of 6,000 shares; Mr. Zwiers an award of 3,000 shares and Ms. Linton an award of 1,500 shares.

[4]

Represents the aggregate grant date fair value of stock options granted in the years shown, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. For additional valuation assumptions, see the “Stock-Based Compensation” heading under Note 1 to Wolverine Worldwide’s Consolidated Financial Statements for the fiscal year ended December 29, 2012.

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Summary Compensation Table (continued)

Option Awards[4]	Non-Equity Incentive Plan Compensation[1,5]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6]	All Other Compensation[7]	Total
$615,287 $509,899 $452,264	$192,129 $1,238,247 $2,044,138	$3,366,911 $2,696,772 $1,605,769	$18,772 $34,032 $16,212	$7,685,490 $6,966,843 $6,323,366
$170,553 $146,726 $138,267	$52,944 $346,087 $595,910	$253,321 $108,411 $61,859	$12,810 $12,975 $13,400	$1,793,627 $1,551,765 $1,673,986
$120,898	$166,692	$57,147	$155,961	$1,463,087
$104,707 $94,696 $91,951	$92,182 $225,216 $364,765	$258,275 $144,408 $100,096	$7,685 $7,635 $7,635	$1,168,203 $1,085,424 $1,135,724
$170,553 $146,726 $138,267	$81,351 $366,800 $531,493	$509,767 $230,137 $112,175	$16,866 $16,611 $19,341	$2,332,701 $1,711,801 $1,657,163
[5]

For 2012, reflects amounts earned in 2012 and paid in 2013 under both the Annual Bonus Plan and the Individual Performance Bonus Plan. For 2011, reflects amounts earned in 2011 and paid in 2012 under both the Annual Bonus Plan and Individual Performance Bonus Plan. For 2010, reflects amounts earned in 2010 and paid in 2011, under the Annual Bonus Plan, Individual Performance Bonus Plan and 3-Year Bonus Plan.

[6]

All amounts in this column reflect the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Wolverine Worldwide Employees’ Pension Plan (“Pension Plan”) and Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”). The amounts in the table were determined using assumptions consistent with those used in Wolverine Worldwide’s Consolidated Financial Statements for each respective year. See the “Pension Plans and 2012 Pension Benefits” section starting on page 61. The changes in the pension and SERP amounts from 2011 to 2012 are the result of changes in each NEO’s years of service, various accounting assumptions, and salary changes. Mr. Krueger accrued one year of service in 2012 and reached 25 years of service; he will not accrue any additional years of service under the SERP. The interest rate used in the calculations was 4.30%, compared to 5.42% used in the calculations to determine the amounts disclosed in the Summary Compensation Table included in the 2012 Proxy Statement, and 5.92% used for the 2011 Proxy Statement. If Mr. Krueger’s Change in Pension Value and Nonqualified Deferred Compensation Earnings was calculated using 25 years of service, changes in his salary, and 5.42%, the interest rate used for the 2012 Proxy Statement, the change in pension value would have been $1,736,221 (compared to the $3,366,911 shown in the table).

[7]

The amounts listed in this column for 2012 include Wolverine Worldwide’s matching contributions to the accounts of the NEOs under Wolverine Worldwide’s 401(k) Money Accumulation Plan, payments made by Wolverine Worldwide for the premiums on certain life insurance policies, and tax and estate planning services in the amounts listed in the table below. The NEOs did not receive tax gross ups on these payments.

Name	401(k) Match	Life Insurance Premiums	Tax and Estate Planning	Moving Expenses
Krueger	$7,350	$3,842	$7,580	-
Grimes	$7,350	-	$5,460	-
Jeppesen	-	-	-	$155,961
Linton	$7,350	-	$335	-
Zwiers	$7,350	$2,851	$6,665	-

[8]	Mr. Jeppesen started employment with the Company on January 3, 2012, and is not vested in the Pension Plan or the SERP. Mr. Grimes is vested in the Pension Plan, but is not yet vested in the SERP.

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Grants of Plan-Based Awards in Fiscal Year 2012

The following table provides information concerning each grant of an award made to the NEOs in fiscal year 2012:

									All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/Share)	Grant Date Fair Value[6] ($)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Krueger	Annual Bonus		$426,953	$853,906	$1,707,812
	FY12-FY14 Performance Shares					9,388	18,776	37,551				$933,049
	Stock Options	2/8/12								57,000	$39.83	$615,287
	Restricted Stock	2/8/12							23,200			$924,056
	Restricted Stock	10/10/12							18,000			$781,380
Grimes	Annual Bonus		$117,652	$235,305	$470,610
	FY12-FY14 Performance Shares					3,127	6,254	12,508				$310,800
	Stock Options	2/8/12								15,800	$39.83	$170,553
	Restricted Stock	2/8/12							6,400			$254,912
	Restricted Stock	10/10/12							6,000			$260,460
Jeppesen	Annual Bonus		$89,784	$179,567	$359,135
	FY12-FY14 Performance Shares					2,449	4,898	9,795				$243,376
	Stock Options	2/8/12								11,200	$39.83	$120,898
	Restricted Stock	2/8/12							5,900			$238,980
Linton	Annual Bonus		$71,749	$143,498	$286,996
	FY12-FY14 Performance Shares					1,630	3,261	6,521				$162,034
	Stock Options	2/8/12								9,700	$39.83	$104,707
	Restricted Stock	2/8/12							4,000			$159,320
	Restricted Stock	10/10/12							1,500			$65,115
Zwiers	Annual Bonus		$122,512	$245,025	$490,050
	FY12-FY14 Performance Shares					3,272	6,545	13,089				$325,222
	Stock Options	2/8/12								15,800	$39.83	$170,553
	Restricted Stock	2/8/12							16,400			$653,212
	Restricted Stock	10/10/12							3,000			$130,230
[1]

Estimated payout levels relating to each NEO’s participation in the Annual Bonus Plan and Individual Performance Bonus Plan. For a description of these Plans and the payouts under them, see pages 44-47.

[2]

Estimated payout levels of performance shares granted under the Stock Incentive Plan of 2010 relating to each NEO’s participation in the 3-Year Bonus Plan for the performance period 2012-2014. Following the end of the performance period 2012-2014, restrictions may lapse on some, all or none of the performance

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shares depending upon the Company’s achievement of the relevant performance criteria. The Company accrues, but does not pay, dividends on the performance shares during the performance period. At the end of the performance period, the Company will pay to the NEO the accrued dividends (if any) on the performance shares for which the restrictions lapse. For a description of this Plan and the payout under it, see pages 48-49.

[3]

The Company awarded restricted stock awards under the Stock Incentive Plan of 2010 for all NEOs. Except as noted below, the restrictions on 25% of the shares received under the awards reflected in this column lapse on the third anniversary of the date of the award, with the restrictions on an additional 25% of the shares lapsing on the fourth anniversary and the restrictions with respect to the remaining 50% of the shares lapsing on the fifth anniversary. The restrictions on the awards made on October 10, 2012, lapse on January 1, 2014, and the restrictions on 1,500 shares of the February 8, 2012, award to Mr. Jeppesen were scheduled to lapse on the first anniversary of the award, but the Committee accelerated the vesting date to December 5, 2012. The restrictions on the remaining 4,500 shares of Mr. Jeppesen’s February 8, 2012, award lapse on the five year schedule set out above. All restrictions on shares of restricted stock lapse upon an NEO’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service, subject to certain conditions. In the event of a change in control, as described under the “Benefits Upon a Change in Control Only” heading on page 65, restrictions lapse on all shares. Holders of restricted stock are entitled to receive dividends and to vote the restricted shares.

[4]

The Company granted stock options under the Stock Incentive Plan of 2010 for all NEOs. Stock options granted to NEOs vest ratably over three years beginning on the first anniversary of the grant date and have a term of ten years. All stock options vest upon an NEO’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service, subject to certain conditions. In the event of a change in control, as described under the “Benefits Upon a Change in Control Only” heading on page 65, all stock options vest.

[5]	The exercise price is equal to the closing market price of shares of Wolverine Worldwide common stock on the date of the grant.

[6]

Represents the grant date fair value for stock options, and award date fair value for performance share and restricted stock awards, made in fiscal year 2012, computed as described in footnotes 3 and 4 to the “Summary Compensation Table.”

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Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO outstanding as of December 29, 2012:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested[3] ($)
Krueger
	Various					102,250	$4,108,405
	Various							76,586	$3,077,226
	2/6/08	3,992	-	$25.05	2/5/18
	2/10/10	-	22,133	$25.00	2/9/20
	2/9/11	16,334	32,666	$36.49	2/8/21
	2/8/12	-	57,000	$39.83	2/7/22
Grimes
	Various					33,200	$1,333,976
	Various							25,686	$1,032,064
	5/27/08	16,000	-	$28.28	5/26/18
	2/9/09	30,000	-	$17.11	2/9/19
	2/10/10	13,534	4,500	$25.00	2/9/20
	2/9/11	4,700	9,400	$36.49	2/8/21
	2/8/12	-	15,800	$39.83	2/7/22
Jeppesen
	Various					4,500	$180,810
	Various							16,164	$649,470
	2/8/12	-	11,200	$39.83	2/7/22
Linton
	Various					17,375	$698,128
	Various							13,417	$539,095
	2/6/08	16,000	-	$25.05	2/5/18
	2/10/09	19,000	-	$17.11	2/9/19
	2/10/10	9,000	4,500	$25.00	2/9/20
	2/9/11	3,034	6,066	$36.49	2/8/21
	2/8/12	-	9,700	$39.83	2/7/22

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		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested[3] ($)
Zwiers
	Various					36,200	$1,454,516
	Various							26,552	$1,066,859
	2/18/04	3,581	-	$15.37	2/17/14
	12/20/04	1,606	-	$20.80	2/17/14
	2/9/05	8,600	-	$23.04	2/8/15
	2/7/07	7,600	-	$30.26	2/6/17
	2/6/08	16,000	-	$25.05	2/5/18
	2/10/09	19,000	-	$17.11	2/9/19
	4/22/09	2,000	-	$21.79	4/21/19
	2/10/10	13,534	6,766	$25.00	2/9/20
	2/9/11	4,700	9,400	$36.49	2/8/21
	2/8/12	-	15,800	$39.83	2/7/22
[1]

All unexercisable options become exercisable on the vesting date. The normal vesting period for options is one-third of the shares on each of the first three anniversaries of the date of the grant. Stock option vesting may accelerate upon certain events, including death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service, subject to certain conditions, as further described in the “Grants of Plan Based Awards” section.

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[2]	The following table sets forth the vesting dates for the unvested restricted stock awards of each NEO as of December 29, 2012:

Named Executive Officer	Vesting Date	Number of Shares to Vest
Krueger
	1/1/14	18,000
	2/9/14	5,200
	2/10/14	26,750
	2/8/15	5,800
	2/9/15	5,200
	2/10/15	13,500
	2/8/16	5,800
	2/9/16	10,400
	2/8/17	11,600
Grimes
	5/27/13	2,750
	1/1/14	6,000
	2/9/14	1,475
	2/10/14	8,050
	2/8/15	1,600
	2/9/15	1,475
	2/10/15	4,100
	2/8/16	1,600
	2/9/16	2,950
	2/8/17	3,200
Jeppesen
	2/8/15	1,125
	2/8/16	1,125
	2/8/17	2,250
Linton
	1/1/14	1,500
	2/9/14	975
	2/10/14	5,325
	2/8/15	1,000
	2/9/15	975
	2/10/15	2,650
	2/8/16	1,000
	2/9/16	1,950
	2/8/17	2,000
Zwiers
	4/22/13	250
	1/1/14	3,000
	2/9/14	1,475
	2/10/14	6,050
	4/22/14	500
	2/8/15	4,100
	2/9/15	1,475
	2/10/15	4,100
	2/8/16	4,100
	2/9/16	2,950
	2/8/17	8,200

[3]	The dollar values are calculated using a per share stock price of $40.18, the closing price of Wolverine Worldwide common stock as of the end of fiscal year 2012.

[4]

Following the end of the applicable three-year performance period, restrictions may lapse on some, all or none of the performance shares depending upon the Company’s achievement of the relevant performance criteria.

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Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)
Krueger	361,886	$8,141,130	161,580	$6,513,217
Grimes	-	-	47,401	$1,909,615
Jeppesen	-	-	4,205	$172,471
Linton	-	-	30,269	$1,223,724
Zwiers	14,719	$318,388	44,028	$1,776,566
*	The Company calculates the dollar values using the closing price of Wolverine Worldwide common stock on the date of vesting.

Pension Plans and 2012 Pension Benefits

Wolverine Worldwide maintains the following defined benefit retirement plans covering NEOs: (1) the Wolverine Worldwide Employees’ Pension Plan (“Pension Plan”), which is a funded and tax-qualified defined benefit plan under the Internal Revenue Code that covers eligible employees, and (2) the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”), which is an unfunded non-qualified plan that covers individuals recommended by the CEO and approved by the Compensation Committee for participation in the SERP. The following describes the material features of the Pension Plan and SERP.

QUALIFIED PENSION PLAN

NEOs vest in the Pension Plan after five years of qualifying service. Subject to the limitations imposed by the Internal Revenue Code, the Pension Plan generally pays an NEO a monthly benefit in an amount equal to a percentage of the NEO’s final average monthly earnings multiplied by his or her number of years of service. The Pension Plan caps years of service at 25 (30 for non-SERP participants). The percentages are 2.4% for Mr. Krueger and 2.0% for Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton. “Earnings” as used in this formula generally includes base salary and annual bonus, less social security allowance, and for 2012 was capped at $250,000, the IRS limit applicable to tax-qualified plans.

Upon retirement, an NEO participant may elect to receive the benefit in the form of a life annuity, 5- or 10-year certain annuities, or joint and 50%, joint and 75%, or joint and 100% survivor annuities. The payments are actuarially adjusted based on the election. Any election, other than an election to receive life annuity benefits, reduces the monthly benefit payable. The “normal” retirement age under the plan is age 65. None of the NEOs currently are eligible to begin drawing early retirement benefits under the Pension Plan.

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SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

All NEOs participate in the SERP, which provides retirement benefits above amounts available under the Company’s tax-qualified pension programs. An NEO’s SERP benefit generally equals the difference between the NEO’s retirement benefit under Pension Plan and the benefits the NEO would have received if there were no cap on earnings when calculating the Pension Plan benefit. The SERP caps years of service at 25. The SERP also allows a retired NEO who has five years of service to draw earlier (beginning at age 55) and on different terms than under the Pension Plan. An NEO’s earnings percentage multiplier is the same under the SERP as it is under the Pension Plan. The Compensation Committee may grant additional deemed years of service to an NEO, subject to the cap of 25 years. The full benefit of any additional years of deemed service is paid under the SERP. Mr. Krueger reached the 25-year cap in 2012.

If a retired NEO draws the SERP benefit prior to age 65, the reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65. As of the end of fiscal year 2012, Mr. Krueger was the only NEO eligible to retire and begin drawing early retirement benefits under the SERP.

SERP benefits are paid monthly, and the SERP has a lump sum payment option in the event of death or termination of employment after a change in control. The SERP also includes a disability benefit and a death benefit payable to the NEO’s designated beneficiary if the NEO dies before retiring. The SERP provides for lump sum payments to participating NEOs if, within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) after a change in control the NEO resigns for good reason or is terminated by Wolverine other than for cause or due to death or disability.

The SERP also contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the SERP non-competition provisions, an NEO is not entitled to any benefit payment if, prior to the date on which such benefit payment is due, the participant enters into certain relationships with a competing business. If the NEO’s employment is terminated for serious misconduct or if Wolverine Worldwide cannot collect under an insurance policy purchased to fund SERP benefits for certain reasons, the Company may terminate an NEO’s benefits under the SERP. Wolverine Worldwide may terminate the SERP or stop further accrual of SERP benefits for a participating NEO at any time, but termination will not affect previously accrued benefits.

PENSION BENEFITS IN FISCAL YEAR 2012

The following table provides for each NEO certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Krueger	Pension Plan	17	$1,032,495	-
	SERP[2]	25	$10,232,877	-
Grimes	Pension Plan[3]	5	$172,375	-
	SERP[3]	5	$306,213	-
Jeppesen	Pension Plan[3]	1	$39,781	-
	SERP[3]	1	$17,366	-
Linton	Pension Plan	5	$307,360	-
	SERP	5	$317,198	-
Zwiers	Pension Plan	15	$409,020	-
	SERP	15	$678,184	-
[1]

These values are as of December 29, 2012, and are calculated assuming the participants will commence their benefits at age 65 (in the form of the annuity elected by the NEO) and use the 2012 PPA static mortality tables and a 4.30% interest rate (compared to 5.42% used the prior year).

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[2]

The present value of Mr. Krueger’s accumulated benefit under the SERP has increased by $3,604,919 as a result of three additional service years that were granted to him under the SERP in 1996 in recognition of his service as a member of Wolverine Worldwide’s executive team for three years before becoming a participant in the SERP, and six additional deemed years of service granted as part of Mr. Krueger’s CEO compensation. The present value of Mr. Krueger’s SERP benefit would be $6,627,958 if 17 service years were used to calculate his benefit. Mr. Krueger reached 25 years of service in 2012, the maximum years of service permitted under the SERP, and will not accrue any further years of service under the SERP.

[3]

Mr. Grimes is vested in the Pension Plan, but is not yet vested in the SERP. Mr. Jeppesen is not vested in the pension plan or the SERP. The amounts in the table were calculated using the assumption that they were fully vested.

Potential Payments Upon Termination or Change in Control

Wolverine Worldwide has entered into an Executive Severance Agreement with each of the NEOs that provides certain rights including the right to receive payments in the event of a termination of employment in connection with a change in control. The Company also has entered into an agreement with Mr. Krueger regarding certain termination benefits in the event of termination of his employment under certain circumstances.

BENEFITS TRIGGERED BY TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION

An NEO is not entitled to receive any additional forms of severance payments or benefits upon termination for cause or upon the NEO’s voluntary decision to terminate employment with Wolverine Worldwide prior to being eligible for retirement.

BENEFITS TRIGGERED BY TERMINATION OTHER THAN FOR CAUSE OR BY THE NEO FOR GOOD REASON

Mr. Krueger entered into a Separation Agreement on March 13, 2008, which states that upon termination of his employment other than termination by Wolverine Worldwide for Cause or termination by Mr. Krueger without Good Reason, as such terms are defined in the Separation Agreement, Wolverine Worldwide will pay Mr. Krueger the following payments in exchange for a general release in favor of Wolverine Worldwide: (1) continued base salary for 18 months (reduced by payments he receives if he is employed by a Competing Business, as defined in the Separation Agreement); (2) a lump sum pro rata portion of the annual incentive bonus and the long-term bonus for all uncompleted performance periods based on actual corporate performance for the applicable performance periods; (3) a lump sum pro rata portion of the annual individual performance bonus relating to personal performance objectives; (4) retiree medical benefits for Mr. Krueger, his spouse and dependents for a period starting on the day after the termination date and ending on the last day of the 18th month following the month in which the termination date falls; and (5) with respect to any triggering termination occurring before Mr. Krueger’s 60th birthday, either a waiver of the three-year non-competition clause in the SERP or a lump sum payment of 36 months’ base salary. Mr. Krueger also will be paid any annual incentive bonus and long-term incentive bonus earned but not paid prior to his termination.

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“Cause” generally is defined in Mr. Krueger’s Separation Agreement to mean: (1) any act or omission knowingly undertaken or omitted with the intent of causing material damage to Wolverine Worldwide; (2) any intentional act involving fraud, misappropriation or embezzlement, that causes material damage to Wolverine Worldwide; (3) repeated willful failure to substantially perform any of his significant duties as reasonably directed by the Board of Directors of Wolverine Worldwide; (4) a conviction (including any plea of guilty or nolo contendere) of any criminal act that (a) results in the executive serving prison time and not being able to perform the normal duties of his position for more than thirty (30) days; or (b) causes material damage to Wolverine Worldwide; or (5) chronic or habitual use or consumption of drugs or alcohol that causes material damage to Wolverine Worldwide.

“Good Reason” generally is defined in Mr. Krueger’s Separation Agreement to mean: (1) a material reduction in base compensation, including a reduction in base salary or opportunities under Wolverine Worldwide’s bonus plans or equity plans (other than those implemented for the executive team as a whole); (2) a material reduction in authority, duties, or responsibilities; (3) a requirement to report to a Company officer or employee instead of reporting directly to the Board of Directors; or (4) certain relocations, other than those related to a change in the location of Wolverine Worldwide’s headquarters affecting a majority of the executive team.

BENEFITS TRIGGERED UPON A CHANGE IN CONTROL

Benefits Upon Termination Following a Change in Control. Under the Executive Severance Agreements entered into with the NEOs, payments and benefits are triggered when Wolverine terminates employment without “cause” or when an executive terminates employment for “good reason” within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide.

Wolverine Worldwide pays the lump sum severance payment under the Executive Severance Agreement, and the payment is composed of the following: (1) unpaid base salary, benefit awards (including both cash and stock) and bonus payments that have been earned; (2) in lieu of a bonus payment under the Annual Bonus Plan, an amount equal to the number of days the NEO was employed by Wolverine Worldwide in the year of termination divided by the number of days in the year multiplied by 100% of the greater of either (a) the bonus awarded to the NEO under an Annual Bonus Plan for the preceding year or (b) the average paid to the NEO over the preceding two-year period under an Annual Bonus Plan; (3) in lieu of payments under the various three-year performance periods, an amount equal to the bonus the NEO would have received based on actual and assumed performance measures, multiplied by the number of days the NEO participated in the performance period prior to the termination, divided by the total number of days in the performance period (in determining the earnings per share or other performance measures that can be determined annually for any year subsequent to the year of termination, performance will equal the level required to attain the maximum goal under the three year plan for that year); (4) either two (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three (Mr. Krueger) times the sum of (a) the NEO’s highest annual rate of base salary during the 12-month period prior to termination; and (b) the greater of the average amount earned by the NEO during the previous two years or the previous year under the Annual Bonus Plan; (5) 100% of the positive spread for any options held by the NEO whether or not vested; (6) an excise tax gross-up adjustment (Mr. Jeppesen’s agreement was entered into after 2008 and does not include an excise tax gross-up adjustment); and (7) the present value of an additional three years of deemed service under the retirement plans. Upon a termination of employment in connection with a change of control, Wolverine Worldwide will maintain for up to six months the employee benefit plans, programs or arrangements that the NEO was entitled to participate in immediately prior to the termination date. Wolverine Worldwide will provide outplacement services through the last day of the second calendar year following the calendar year of termination.

“Change in control” under the Executive Severance Agreements generally means certain changes in composition of the Board of Directors, certain acquisitions of 20% or more of Wolverine Worldwide’s common stock or combined outstanding voting power of Wolverine Worldwide, and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or distributions of substantial assets (unless such transactions result in the creation of an entity in which at least 50% of the common stock and combined voting power is owned by the owners of record prior to the transaction, no single stockholder owns more than 20% of the combined voting power and a majority of the board remains unchanged).

“Cause” is defined under the Executive Severance Agreements to generally mean the willful and continued failure to substantially perform duties or willfully engaging in gross misconduct that is injurious to Wolverine Worldwide.

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“Good Reason” is defined under the Executive Severance Agreements generally to mean: (1) any materially adverse change in position, duties, responsibilities or title or any removal, involuntary termination or failure to re-elect an officer; (2) a reduction in annual base salary; (3) any relocation or requirement to substantially increase business travel; (4) the failure to continue providing any executive incentive plans or bonus plans; (5) the failure to continue any employee benefit plan or compensation plan unless a comparable plan is available; (6) the failure to pay any salary, bonus, deferred compensation or other compensation; (7) the failure to obtain an assumption agreement from any successor; (8) any purported termination of the employment which is not effected in a manner prescribed by the Executive Severance Agreement; or (9) any other material breach by Wolverine Worldwide or a successor of its obligations under the Executive Severance Agreement.

Excise Tax Gross-Up. The Compensation Committee previously determined that Wolverine Worldwide would not provide excise tax gross-up payments in employment agreements entered into after 2008.

Benefits Upon a Change in Control Only. Under the stockholder-approved equity plans, upon a change in control of Wolverine Worldwide, all of each NEO’s outstanding stock options become immediately exercisable in full and will remain exercisable during their remaining term, regardless of whether the NEO remains in the employ or service of Wolverine Worldwide. The Compensation Committee may determine that one or all of the NEOs shall receive cash in an amount equal to the positive spread amount. In addition, all other outstanding incentive awards of the NEOs, including shares of restricted stock, become immediately and fully vested and non-forfeitable upon a change in control of Wolverine Worldwide. Change in control for this purpose generally means certain changes in the composition of the Board of Directors, certain acquisitions of 20% of Wolverine Worldwide’s common stock and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or dispositions of substantial assets.

BENEFITS TRIGGERED BY RETIREMENT, DEATH OR PERMANENT DISABILITY

Pension Plan. In the event of death before retirement, the Pension Plan provides the surviving spouse of a vested NEO participant a death benefit equal to the qualified pre-retirement survivor annuity as defined in the Internal Revenue Code (generally 50% of the participant’s accrued normal retirement benefit). This benefit is paid annually to the surviving spouse beginning when the NEO participant would have turned 60 and continues for the life of the surviving spouse. For NEO participants with at least three years of service as of December 31, 2003, and who have at least 10 years of service and are employed by Wolverine Worldwide at the time of death, the amount of the survivor benefit under the Pension Plan is calculated as though the NEO participant had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death and the benefit begins upon the date of death, unreduced for early commencement. The survivor benefit for NEO participants who meet all the criteria set forth in the preceding sentence, but who die when they are not employed by Wolverine Worldwide are entitled to a joint and survivor benefit commencing upon the date of death, unreduced for early commencement.

SERP. If an NEO dies before beginning to receive benefits under the SERP, Wolverine Worldwide must (based on the current elections by all of the NEOs) pay the beneficiary a lump sum death benefit equal to the present value of the benefit computed as if the NEO participant had retired on the date of death, had begun receiving benefits at age 55 and had continued to receive benefits for the remainder of the participant’s life expectancy. If the participant dies after beginning to receive benefit payments, benefits cease unless the NEO participant was receiving benefits in the form of one of the joint and survivor annuity optional elections under the plan or had elected benefits in a form that provides for a continuation of benefits.

If an NEO becomes totally and permanently disabled, the SERP provides a disability benefit equal to 60% of the normal retirement accrued benefit based upon years of service up to the date that the NEO participant became disabled through the date the NEO participant reaches age 65 (at which point, the NEO participant would begin drawing full SERP benefits) or is no longer disabled.

Incentive Compensation Plans. Upon termination of employment at least six months after the beginning of a fiscal year due to death, disability or early or normal retirement, an NEO is entitled to receive a pro rata portion of any Annual Bonus award earned under the Annual Bonus Plan based on the NEO’s service during such fiscal year. The Annual Bonus is payable at the same time and in the same manner as awards are paid to other NEOs for the fiscal year. With respect to performance shares, upon death, disability or early or normal retirement, an NEO

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will be eligible to receive a pro rata portion of any shares upon which restrictions lapse under each open performance cycle for which the NEO served at least 12 months, subject to certain conditions. If an award is payable at the end of the performance period, the award is prorated for service during the applicable performance cycle. Any prorated award is payable at the time awards are paid to other NEOs.

Stock Incentive Plans. Upon death, disability or early or normal retirement of the NEO, the restrictions applicable to his or her shares of restricted stock (excluding performance shares) terminate automatically and stock options vest in full if held for more than one year or, if employed for less than one year after the grant, on a percentage basis based on months employed after the grant divided by 12. An NEO is eligible for early retirement under the stock incentive plans upon voluntarily terminating employment after attaining age 50 with seven years of service, subject to certain conditions. Upon death, disability or early or normal retirement of the NEO, the restrictions on performance shares lapse on a prorated basis, based on months employed in the performance period and actual Company performance during the performance period.

DESCRIPTION OF RESTRICTIVE COVENANTS THAT APPLY DURING AND AFTER TERMINATION OF EMPLOYMENT

The SERP contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the non-competition provisions of the SERP, the NEO participant will not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the NEO participant enters into certain relationships with a competing business.

ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the potential payments and benefits payable to each of Wolverine Worldwide’s NEOs upon a change in control or termination of employment in connection with each of the triggering events set forth in the table, assuming in each situation that the termination of employment or change in control of Wolverine Worldwide took place on December 28, 2012. The amounts set out below are in addition to benefits that are generally available to the Company’s employees such as distributions under the Company’s 401(k) savings plan, disability or life insurance benefits and accrued vacation. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, Wolverine Worldwide’s stock price and the NEO’s age.

The value of the accelerated vesting of unvested equity-based compensation awards was computed using the closing market price ($40.18) of Wolverine Worldwide’s common stock on December 28, 2012, the last business day in the fiscal year. The value for unvested restricted stock is computed by multiplying $40.18 by the number of unvested shares of restricted stock held by the NEO. The value of unvested stock options equals the difference between the exercise price of each option and $40.18. No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $40.18.

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Termination Event and Payments/Benefits	Krueger	Grimes	Jeppesen[13]	Linton	Zwiers
Termination by Company for Cause or Voluntary Termination	-	-	-	-	-

Termination by Company Other Than for Cause or by Executive for Good Reason	$2,281,178[1]	-	-	-	-

Change in Control Termination[2]
Executive Severance Agreement[3]	$12,700,702	$4,825,613	$1,519,412	$3,019,462	$6,009,553
Benefits under Executive Severance Agreement[4]	$50,914	$47,516	$50,805	$47,714	$49,192
Stock Incentive Plans[5]	$4,584,871	$1,476,900	$184,730	$792,216	$1,597,440
Lump sum payment under the SERP[6]	$19,809,551	$758,011	$140,742	$460,737	$1,639,298

Death
SERP[7]	$14,095,147	$520,961	$86,079	$701,580	$995,919
Pension Plan[8]	$1,003,228	$95,561	-	-	$1,089,652
Stock Incentive Plans[5]	$3,823,511	$1,232,246	$153,942	$714,666	$1,386,256
Earned Incentive Compensation[9]	$789,691	$265,441	$153,900	$138,738	$273,302

Disability
SERP[10]	$13,229,582	$571,411	$91,829	$339,569	$1,621,585
Stock Incentive Plans[5]	$3,823,511	$1,232,246	$153,942	$714,666	$1,386,256
Earned Incentive Compensation[9]	$789,691	$265,441	$153,900	$138,738	$273,302

Retirement
SERP[11]	See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Pension Plan[11]	See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Stock Incentive Plans[5,12]	$3,823,510	-	-	$714,666	-
Earned Incentive Compensation[12]	$789,691	-	-	$138,738	-

Change in Control Only
Stock Incentive Plans[5]	$4,584,871	$1,476,900	$184,730	$792,216	$1,597,440
[1]

The estimate for Mr. Krueger assumes that the Company waives the non-compete clause in Mr. Krueger’s SERP and assumes target performance under the performance periods 2011-2013 and 2012-2014. Actual payout or vesting, if any, would be determined and made at the end of the period. The amount reflected in the table also includes an estimated cost of $13,326 for retiree medical benefits for 18 months and the estimated cost of $25,000 for out-placement services.

[2]

Payments would be triggered after termination of employment under certain circumstances within two years (Messrs. Grimes, Jeppesen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

[3]

Includes amounts payable in cash under the terms of the Executive Severance Agreement, excluding the value of the cash payout to each NEO of the option spread for already vested options. See the “Outstanding Equity Awards at Fiscal Year-End” table above for more information regarding each NEO’s vested options as of December 29, 2012. The value of unvested options and time-vested restricted shares that vest upon a change in control under the terms of the Company’s stock incentive plans are included in the Stock Incentive Plans row.

[4]

These estimates assume that Wolverine Worldwide maintains the benefit plans for a period of one year after termination and the out-placement services for a period beginning with the date of termination and ending on the last day of the second calendar year following the calendar year in which the date of termination occurred.

[5]	Reflects the value of unvested stock options and shares of restricted stock that would vest because of the event.

[6]

Amounts in this row reflect the entire lump sum benefit payable to each NEO, including any accumulated benefit. For a description of the SERP, see “Supplemental Executive Retirement Plan” under the heading “Pension Plans and 2012 Pension Benefits.” The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

[7]	Amounts in this row reflect the entire lump sum death benefit payable to a participating NEO’s beneficiary, including any accumulated benefit.

[8]

Amounts reflect the net present value of the annuity paid to the surviving spouse calculated using the same discount rate and mortality assumptions used in the Pension Benefits table. In accordance with the terms of the Pension Plan, the death benefit for Messrs. Krueger and Zwiers was calculated as though the NEO had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death. Mr. Jeppesen was not vested in the Pension Plan as of December 31, 2012, so no death benefit would be payable to any surviving spouse.

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[9]

Under the Annual Bonus Plan and the terms of performance share awards, each NEO may be eligible to receive a pro rata portion of any award if employment is terminated as a result of the event. The amount reported represents actual payout under the Annual Bonus Plan for fiscal year 2012, and, for the 2011-2013 and 2012-2014 performance cycles, an estimated value of performance shares that would vest at the end of the performance period. Performance shares would vest on a prorated basis based on actual Company performance. For purposes of this estimate, the calculation uses target performance.

[10]

Amounts in this row reflect the net present value of the annuity using the same discount rate and mortality assumptions used in the Pension Benefits table and assuming the NEO drew the disability benefit until age 65 and then the normal retirement benefit.

[11]

See the Pension Benefits table and associated footnotes. The Pension Benefits table describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of each NEO’s accumulated pension benefit assuming payment begins at age 65.

[12]	Mr. Krueger and Ms. Linton are the only NEOs who were retirement eligible at fiscal year end.

[13]

Mr. Jeppesen started employment with the Company on January 3, 2012, and his Executive Severance Agreement does not include an excise tax gross-up adjustment. Under the provisions of his Agreement, if payments to Mr. Jeppesen under the Agreement would trigger application of an excise tax, the Company shall reduce the payment to an amount that avoids application of the excise tax and minimizes the impact on the payments to Mr. Jeppesen.

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Audit Committee Report

The Audit Committee of the Board of Directors consists of four directors who are independent under the Company’s Director Independence Standards, the NYSE listed company standards, and applicable SEC standards. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the integrity of Wolverine Worldwide’s financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls, the performance of the internal audit function and the independent auditors, the qualifications and independence of the independent auditors, the annual independent audit of Wolverine Worldwide’s financial statements, and compliance with legal and regulatory requirements. The Audit Committee is directly responsible in its capacity as a committee of the Board for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) Wolverine Worldwide’s independent auditors. Wolverine Worldwide’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. Wolverine Worldwide’s independent auditors are responsible for expressing an opinion on the conformity of Wolverine Worldwide’s financial statements with generally accepted accounting principles and for auditing the effectiveness of Wolverine Worldwide’s internal control over financial reporting.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of Wolverine Worldwide’s outside auditors and the integrity of Wolverine Worldwide’s financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing the Accounting and Finance Code; (iii) maintaining an Accounting and Auditing Complaint Procedure to allow employees, stockholders and the public to report concerns regarding Wolverine Worldwide’s financial statements, internal controls and disclosures; and (iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by Wolverine Worldwide’s independent auditors.

As part of its supervisory duties, the Audit Committee has reviewed Wolverine Worldwide’s audited financial statements for the fiscal year ended December 29, 2012, and has discussed those financial statements with Wolverine Worldwide’s management, internal financial staff, and the internal auditors and independent auditors with and without management present. The Audit Committee has also reviewed and discussed the following with Wolverine Worldwide’s management, the financial staff, and the internal auditors and independent auditors with and without management present:

»	accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;

»	allowances and reserves for accounts receivable, inventories and taxes;

»	accounting for acquisitions, pension plans and equity-based compensation plans;

»	goodwill impairment analysis; and

»	other significant financial reporting issues and practices.

The Audit Committee has discussed with Wolverine Worldwide’s independent auditors the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of Wolverine Worldwide’s accounting principles and such other matters that it is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence rules and has discussed their independence from Wolverine Worldwide and Wolverine Worldwide’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent auditors during the year. After and in reliance upon the reviews and

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discussions described above, the Audit Committee recommended to Wolverine Worldwide’s Board of Directors that the audited financial statements for the fiscal year ended December 29, 2012, be included in Wolverine Worldwide’s Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Jeffrey M. Boromisa (Chairperson)

William K. Gerber

Brenda J. Lauderback

Shirley D. Peterson

Independent Registered Public Accounting Firm

Wolverine Worldwide’s Audit Committee has adopted a policy under which the Audit Committee must approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP and which prohibits Ernst & Young LLP from providing any non-audit services that are prohibited by the SEC or the PCAOB. The Company’s Audit Committee provides categorical pre-approval before the beginning of each fiscal year for routine and recurring services, with specific service descriptions and budgets. All audit services, internal control-related services, and other services not within the specifically pre-approved service descriptions and budgets require engagement-specific pre-approval. With certain exceptions (such as pre-approval of audit services), the Audit Committee may delegate engagement-specific pre-approval to one or more Committee members. Management must communicate to the Audit Committee at its next regularly scheduled meeting any services approved by a Committee member. Wolverine Worldwide’s Audit Committee pre-approved all fees paid to Ernst & Young LLP for services performed in 2012 and 2011. The aggregate fees billed by Ernst & Young LLP for audit and non-audit services were:

	2012	2011
Audit Fees[1]	$1,366,500	$816,250
Audit Related Fees[2]	$552,200	-

Total Audit and Audit Related	$1,918,700	$816,250
Tax Fees
Tax Compliance	$524,905	$569,450
Tax Planning & Advisory	$19,379	$182,800
Tax Planning & Advisory Other[3]	$1,092,035	-

Total Tax Fees	$1,636,319	$752,250
All Other Fees[4]	$569,476	-

Total Fees	$4,124,495	$1,568,500
[1]

“Audit Fees” is comprised of fees for the annual audit, reviews of the financial statements included in Wolverine Worldwide’s Quarterly Reports on Form 10-Q, audit of internal control over financial reporting, foreign statutory audits and consultations concerning accounting matters associated with the annual audit.

[2]	“Audit Related Fees” is comprised of fees for audit services related to the acquisition of the Performance + Lifestyle Group business.

[3]	“Tax Planning & Advisory Other” is comprised of fees in connection with the acquisition of the Performance + Lifestyle Group business.

[4]	“All Other Fees” is comprised of due diligence fees in connection with the acquisition of the Performance + Lifestyle Group business.

Wolverine Worldwide’s Audit Committee has adopted a policy restricting the Company’s hiring of current or former partners or employees of the independent registered public accounting firm retained by the Company.

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Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Ernst & Young LLP to the Company’s stockholders for ratification. If this appointment is not ratified by the holders of a majority of shares present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select different independent auditors any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

The Audit Committee reviewed Ernst & Young LLP’s performance prior to appointing them as the Company’s independent registered public accounting firm, and considered:

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the historical and recent performance of Ernst & Young LLP on the Company’s audit, including the quality of the engagement team and Ernst & Young LLP’s experience, client service, responsiveness and technical expertise;

»	the PCAOB report of selected Ernst & Young LLP audits;

»	Ernst & Young LLP’s financial strength and performance;

»	the appropriateness of fees charged; and

»	Ernst & Young LLP’s familiarity with the Company’s accounting policies and practices and internal control over financial reporting.

Ernst & Young LLP, a registered public accounting firm, was the Company’s independent registered public accounting firm for the fiscal year ended December 29, 2012. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board recommends that you vote “FOR” ratification of the Audit Committee’s selection of the firm of Ernst & Young LLP, Grand Rapids, Michigan, as the Company’s independent registered public accounting firm for fiscal year 2013.

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2013 PROXY STATEMENT

Item 3 – Advisory Resolution To Approve Executive Compensation

The Company is asking its stockholders to indicate their support for Wolverine Worldwide’s NEO compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their view on compensation for the Company’s NEOs. The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of Wolverine Worldwide’s stockholders and will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:

»	attract and retain talented NEOs who will lead Wolverine Worldwide and achieve and inspire superior performance;

»	provide incentives for achieving specific near-term individual, business unit and corporate goals and reward the attainment of those goals at pre-established levels;

»	provide incentives for achieving longer-term financial goals and reward attaining those goals at pre-established levels; and

»	align the interests of NEOs with those of the stockholders through incentives based on increasing stockholder value.

The executive compensation program achieves these objectives, in part, by:

»	balancing fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives);

»	rewarding annual performance while maintaining emphasis on longer-term objectives; and

»	blending cash, non-cash, long- and short-term compensation components, and current and future compensation components.

The Company performed strongly in 2012. The stock price increased to $40.18 at the end of fiscal year 2012 from $35.64 at the end of fiscal year 2011. Over the past five years, the Company’s performance, based on cumulative total stockholder return, has outperformed the S&P SmallCap 600 Index and S&P 600 Footwear Index.

The Company urges stockholders to read the “Compensation Discussion and Analysis” beginning on page 34 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives. The Company also encourages stockholders to read the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 54-61, which provide detailed information on the compensation of the Company’s NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section are effective in achieving the Company’s goals and that the compensation of the Company’s NEOs reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

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2013 PROXY STATEMENT

In accordance with the rules under Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company asks stockholders to approve the following advisory resolution at the 2013 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Wolverine World Wide, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends that you vote “FOR” approval of the advisory resolution to approve executive compensation.

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Item 4 – Approval of Stock Incentive Plan of 2013

Overview

On February 6, 2013, the Board of Directors unanimously adopted and approved the Wolverine World Wide, Inc. Stock Incentive Plan of 2013 (the “Plan”), subject to stockholder approval. The Board of Directors adopted and approved the Plan to stimulate the efforts of non-employee directors, officers, employees and other service providers, in each case who are selected to be participants in the Plan, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan allows grants of stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards, any of which may be performance-based, and for incentive bonuses.

Since its approval by stockholders at the 2010 annual meeting, the Company has granted stock incentive awards under the Company’s Stock Incentive Plan of 2010 (which superseded certain earlier plans with respect to future awards) (the “Prior Plan”). If the Plan is approved by the Company’s stockholders as proposed, no further awards will be made under the Prior Plan, and the Plan will become the primary equity compensation plan for the Company.

The Company has granted stock options under the Plan with respect to 214,240 shares. Such awards are subject to stockholder approval of the Plan and may not be exercised prior to approval of the Plan by the Company’s stockholders at the 2014 annual meeting. If such stockholder approval is not obtained, these stock options will be cancelled. Stockholder approval of the Plan will be deemed to constitute approval of any options previously granted under the Plan.

Why You Should Vote For the Plan

The Board of Directors recommends that the Company’s stockholders approve the Plan because it believes the Company’s ability to grant equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interests of both the Company and its stockholders to strengthen the Company’s ability to attract, motivate and retain employees, officers, non-employee directors and certain other service providers and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders.

Promotion of Good Corporate Governance Practices

The Company and the Board of Directors have designed the Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, employees and other service providers and stockholders’ interests. These provisions include, but are not limited to:

»	stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

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at any time when the exercise price of a stock option or stock appreciation right is above the market value of the Company’s common stock, the Company cannot, without stockholder approval, “reprice” those awards by reducing the exercise price of such stock option or stock appreciation right or exchanging such stock option or stock appreciation right for a new award with a lower exercise price;

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awards generally may not be transferred except by will or the laws of descent and distribution or, if approved by the administrator, to certain family members, family trusts, or family partnerships pursuant to a gift or domestic relations order; and

»

the Company has the authority under the Plan to cancel outstanding awards (vested or unvested) in the event the applicable plan participant engages in an “act of misconduct” (as such term is defined in the Plan).

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Key Data

The following table includes information regarding all of the Company’s outstanding equity awards and shares available for future awards under the Company’s equity plans as of December 29, 2012 (and without giving effect to approval of the Plan under this Item 4):

Total shares underlying all outstanding stock options	2,750,491
Weighted average exercise price of outstanding stock options	$27.67
Weighted average remaining contractual life of outstanding stock options	5.9
Total shares underlying all outstanding and unvested performance shares	389,697
Total shares underlying all outstanding and unvested restricted stock (excluding performance shares)	699,416
Shares available for future awards that could be issued under Prior Plan*	0
Shares available for future issuance under the Outside Directors’ Deferred Compensation Plan	166,525
*	No shares will be issued under Prior Plan upon the approval of the Plan. Upon approval of the Plan, the only shares available for future awards will be the (1) shares approved under the Plan, and (2) the 166,525 shares under the Outside Directors’ Deferred Compensation Plan. No shares under any prior plan, except the 166,525 in the Outside Directors’ Deferred Compensation Plan, will be available for future issuance.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and stockholder approval of the Plan will also constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Appendix A to this proxy statement.

Administration

The Plan will be administered by the Compensation Committee. Subject to the express provisions of the Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan. All decisions, determinations and interpretations by the Compensation Committee regarding the Plan and awards granted under the Plan will be final and binding on all participants and other persons holding or claiming rights under the Plan or an award under the Plan. The Compensation Committee may authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the Plan. The Compensation Committee has designated the Company’s CEO, CFO, secretary and head of the human resource function to assist in administering the Plan and executing award agreements and other documents entered into under the Plan. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

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Participants

Any person who is a current or prospective officer or employee of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Plan. In addition, non-employee directors and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of awards under the Plan. Options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code only may be granted to employees of the Company or any subsidiary. Approximately 8 officers, 468 employees and 10 non-employee directors currently qualify to participate in the Plan.

Shares Subject to the Plan and to Awards

Subject to changes in the Company’s capitalization, the aggregate number of shares of Wolverine’s common stock, $1.00 par value, issuable pursuant to all awards under the Plan will not exceed 5,600,000 plus any shares of Wolverine’s common stock that on or after the effective date of the Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares); provided that any shares granted under options or stock appreciation rights will be counted against this limit on a one-for-one basis and any shares granted as awards other than options or stock appreciation rights will be counted against this limit as two and six-tenths (2.6) shares for every one (1) share subject to such award. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or issued shares that were reacquired by the Company, including shares purchased in the open market.

For purposes of determining the share limits described in the paragraph above, the aggregate number of shares issued under the Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. Notwithstanding the foregoing, shares subject to an award under the Plan may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan.

Subject to certain adjustments, the aggregate number of shares subject to awards granted under the Plan during any calendar year to any one participant will not exceed 1,800,000 and the aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the Plan will not exceed 1,800,000. The maximum amount payable pursuant to that portion of an incentive bonus granted in any calendar year to any participant under the Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will not exceed twenty million dollars ($20,000,000).

Subject to certain adjustments, the aggregate number of shares subject to awards granted under the Plan during any calendar year to any one nonemployee director will not exceed 50,000; provided, however, that during the first calendar year in which a non-employee director joins the Board of Directors or is first designated as a Lead Director, the maximum number of shares subject to awards granted to such nonemployee director may be up to three hundred percent (300%) of this limit.

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value (or 110% of the fair market value in the case of ISOs granted to individuals who own more than 10% of the Company’s common stock) of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant (or five (5) years in the case of ISOs granted to individuals who own more than 10% of the Company’s common stock). Options granted under the Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). Unless the administrator determines otherwise, (i) upon termination of employment other than due to death, disability, retirement or termination for cause, participants may continue to exercise their options for three (3) months (or until the expiration date of the option, if earlier) to the extent that they were exercisable upon the date of termination, (ii) upon death or disability, options become fully vested and remain exercisable for one (1) year (or until the expiration date of the option, if earlier) following such event, (iii) upon retirement, options become fully vested and remain exercisable until their expiration date, and (iv) upon termination of employment for cause, all options are forfeited.

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Stock Appreciation Rights

A stock appreciation right provides the right to receive the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan, and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate.

Unless such action is approved by stockholders, the Plan prohibits repricing out-of-the-money options and stock appreciation rights (that is, reducing the exercise price of an option or stock appreciation right with an exercise price above the market value of the Company’s common stock or exchanging any such option or stock appreciation right for a new award with a lower exercise price).

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award or restricted stock units on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the administrator on the basis of such further consideration as the administrator may determine.

Unless the administrator determines otherwise, (i) upon termination of employment for any reason other than death, disability or retirement, all restricted stock and restricted stock units still subject to restrictions as of the date of termination will be forfeited, and (ii) upon death, disability or retirement, the restrictions remaining on a participant’s restricted stock and restricted stock units will lapse.

Unless otherwise determined by the administrator, participants holding shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction, and participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Participants will be entitled to receive dividends or dividend equivalents with respect to shares underlying restricted stock units only to the extent provided by the administrator; however, in no event will dividends, distributions or dividend equivalents be payable with respect to unvested or unearned awards that are subject to performance criteria.

Stock Awards

The administrator may grant stock awards under the Plan, which will be subject to the terms and conditions determined by the administrator. Participants will have all voting, dividend, liquidation and other rights with respect to shares underlying a stock award, subject to any restrictions on transfer determined by the administrator.

Incentive Bonuses

Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year. The administrator will establish the performance criteria and level of achievement of these criteria that will determine the target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding the satisfaction of any performance goals, the amount paid under an incentive bonus on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the administrator on the basis of such further consideration as the administrator may determine.

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Deferral of Gains

The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus. All deferrals must comply with Section 409A of the Code.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement of such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

For purposes of the Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) earnings per share, (x) economic value added measurements, including BVA, (xi) return on invested capital, (xii) return on operating revenue, (xiii) cash flow (before or after dividends), (xiv) stock price, (xv) total stockholder return, (xvi) market capitalization, (xvii) economic value added, (xviii) debt leverage (debt to capital), (xix) operating profit or net operating profit, (xx) operating margin or profit margin, (xxi) cash from operations, (xxii) market share, (xxiii) product development or release schedules, (xxiv) new product innovation, (xxv) cost reductions, (xxvi) customer service, or (xxvii) customer satisfaction.

To the extent consistent with Section 162(m) of the Code, the administrator (i) may appropriately adjust any evaluation of performance under qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, and (d) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company.

Suspension or Termination of Awards

Unless otherwise determined by the administrator, (i) if the Company’s chief executive officer or any other person designated by the administrator reasonably believes that a participant may have committed an act of misconduct (as defined in the Plan), then the participant’s rights to exercise any option, vest in any award and/or receive payment for or shares in settlement of an award may be suspended pending a determination of whether an act of misconduct has been committed, and (ii) if the administrator, the Company’s chief executive officer or any other person designated by the administrator determines that a participant has committed an act of misconduct, then the participant (a) may not exercise any option or stock appreciation right, vest in, have restrictions on an award lapse or otherwise receive payment of an award, (b) will forfeit all outstanding awards, and (c) may be required, at the discretion of the committee, to return or repay to the Company any then unvested shares previously issued under the Plan.

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Settlement of Awards

Awards (other than stock awards), may be settled in shares, cash or a combination thereof, as determined by the administrator.

Amendment and Termination

The Board of Directors may amend, alter or discontinue the Plan, and the administrator may amend or alter any agreement or other document evidencing an award made under the Plan, except no such amendment may, without the approval of the stockholders of the Company: (i) increase the maximum number of shares for which awards may be granted under the Plan, (ii) reduce the minimum price set forth in the Plan at which options or stock appreciation rights may be granted, (iii) reduce the exercise price of outstanding options or stock appreciation rights, (iv) extend the term of the Plan, (v) change the class of persons eligible to be participants, (vi) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements (or the listing requirements of any successor exchange that is the primary stock exchange for trading of the Company’s shares), or (vii) increase the individual maximum limits set forth in the Plan.

No amendment or alteration to the Plan or an award or award agreement may be made that would impair the rights of the holder of an award without such holder’s consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. In addition, the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board expressly determines to amend the Plan to be subject to Section 409A of the Code.

Change in Control

The administrator may determine the effect of a change in control (as defined in the Plan) on outstanding awards in a manner that is fair and equitable to participants (as determined by the administrator in its reasonable discretion). These effects, which need not be the same for all participants, may include, but are not limited to (i) substituting for the shares subject to an outstanding award or portion thereof the stock or securities of the surviving corporation or any successor corporation, in which event the aggregate exercise price of the award will remain the same, and/or (ii) converting any outstanding award or portion thereof into a right to receive cash or other property following the consummation of the change in control in an amount equal to the value of consideration to be received for one share of the Company’s common stock in connection with such transaction less the purchase or exercise price of the shares subject to the award, multiplied by the number of shares subject to the award or portion thereof.

In addition, unless otherwise determined by the administrator, upon a change in control all outstanding options and stock appreciation rights immediately will become exercisable and remain exercisable through their terms and all other outstanding awards immediately will become vested. Also, the administrator may determine that participants holding stock options or stock appreciation rights will receive with respect to some or all of the shares subject to such awards cash in an amount equal to the excess of (i) the greater of (a) the highest sales price of the shares on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of the Company’s shares) on the date immediately prior to the change in control and (b) the highest price per share actually paid in connection with the change in control, over (ii) the exercise price of the award.

Adjustments

The number and kind of shares available for issuance under the Plan, and the number and kind of shares subject to the individual and ISO limits set forth under the Plan, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.

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In the event there is a change in the number or kind of outstanding shares under the Plan as a result of a change of control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected. In addition, in the event of such a change, the administrator may accelerate the time or times at which any award may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.

Transferability

Unless the administrator determines otherwise, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. To the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

No Right to Company Employment

Nothing in the Plan or an award agreement will interfere with or limit in any way the right of the Company, its subsidiaries and/or its affiliates to terminate any participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor will the Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an award nor any benefits arising under the Plan will constitute an employment contract with the Company, any subsidiary and/or its affiliates.

Compliance with Law

The Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and the obligation of the Company to sell, issue or deliver shares under such awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the administrator determines to be necessary or advisable. No option will be exercisable and no shares will be issued and/or transferable under any other award unless a registration statement with respect to the shares underlying the option or other award is effective and current or the Company has determined that such registration is unnecessary. The administrator may, in its sole and absolute discretion, modify the provisions of the Plan or an award as they pertain to a participant who is employed or providing services outside the United States in order to comply with applicable foreign law or to recognize differences in local law, currency or tax policy.

Effective Date and Termination of the Plan

The Plan was adopted by the Board on February 6, 2013. Any awards granted under the Plan prior to the date the Plan is approved by the Company’s stockholders are subject to such approval. The Plan will remain available for the grant of awards until February 6, 2023.

Federal Income Tax Treatment

The following tax discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

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2013 PROXY STATEMENT

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). The Company does not receive a deduction for any such capital gain.

Stock Appreciation Rights

Generally, the recipient of a freestanding SAR will not recognize any taxable income at the time the freestanding SAR is granted. If the freestanding SAR is settled in cash, the cash will be taxable as ordinary income to the recipient at the time that it is received. If the freestanding SAR is settled in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares.

With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to freestanding SARs. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised an NQSO (discussed above).

The Company generally is entitled to a deduction with respect to a SAR at the same time the recipient recognizes ordinary income with respect thereto.

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received. Subject to Section 162(m), the Company generally will be entitled to a deduction with respect to restricted stock and restricted stock units at the same time the recipient recognizes ordinary income with respect thereto.

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2013 PROXY STATEMENT

Stock Awards

Grantees of stock awards generally are required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares. Subject to Section 162(m), the Company generally will be entitled to a deduction with respect to stock awards at the same time the recipient recognizes ordinary income with respect thereto.

Incentive Bonuses

A participant will have taxable income at the time an incentive bonus award is paid or, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable and, subject to Section 162(m), the Company will be entitled to a corresponding deduction.

Company Deduction and Section 162(m)

The Company generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The compensation committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive bonuses in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2012 under the Company’s prior plans to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards” on pages 56-57 of this proxy statement. As of December 29, 2012, the closing price of a share of Wolverine common stock on the NYSE was $40.18.

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans (without giving effect to the approval of this Plan) as of December 29, 2012:

Plan Category[1]	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,750,491[2,3]	$27.67	2,060,020[2,4]
Equity compensation plans not approved by security holders	-	-	-
Total	2,750,491	$27.67	2,060,020
[1]

Each plan for which aggregated information is provided contains customary anti-dilution provisions that are applicable in the event of a stock split, stock dividend or certain other changes in the Company’s capitalization.

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2013 PROXY STATEMENT

[2]

Includes: (i) 2,456,405 stock options awarded to employees under the Amended and Restated Stock Incentive Plan of 1999, the Amended and Restated Stock Incentive Plan of 2001, the Amended and Restated Stock Incentive Plan of 2003, the Amended and Restated Stock Incentive Plan of 2005 and the Stock Incentive Plan of 2010; and (ii) and 294,086 stock options awarded to non-employee directors under the Stock Incentive Plan of 2010, the Amended and Restated Stock Incentive Plan of 2005 and the Amended and Restated Directors’ Stock Option Plan last approved by stockholders in 2002. Column (a) does not include stock units credited to outside directors’ fee accounts or retirement accounts under the Outside Directors’ Deferred Compensation Plan. Stock units do not have an exercise price. Each stock unit credited to a director’s fee account and retirement account under the Outside Directors’ Deferred Compensation Plan will be converted into one share of common stock upon distribution. Column (a) also does not include shares of restricted or unrestricted common stock previously issued under the Company’s equity compensation plans.

[3]	Of this amount, 763,565 options were not exercisable as of December 29, 2012 due to vesting restrictions.

[4]

Comprised of: (i) 166,525 shares available for issuance under the Outside Directors’ Deferred Compensation Plan upon the retirement of the current directors or upon a change in control; and (ii) 1,893,495 shares issuable under the Stock Incentive Plan of 2010. Upon stockholder approval of the Stock Incentive Plan of 2013, no shares will be issued under the Stock Incentive Plan of 2010.

The Outside Directors’ Deferred Compensation Plan is a supplemental, unfunded, nonqualified deferred compensation plan for non-employee directors. Beginning in 2006, the Company began paying an annual equity retainer to non-management directors in the form of a contribution under the Outside Directors’ Deferred Compensation Plan. Non-management directors may also voluntarily elect to receive, in lieu of some or all directors’ fees, a number of stock units equal to the amount of the deferred directors’ fees divided by the fair market value of the Company’s common stock on the date of payment of the next cash dividend on the Company’s common stock. These stock units are increased by a dividend equivalent based on dividends paid by the Company and the amount of stock units credited to the participating director’s fee account and retirement account. Upon distribution, the participating directors receive a number of shares of the Company’s common stock equal to the number of stock units to be distributed at that time. Distribution is triggered by termination of service as a director or by a change in control of the Company and can occur in a lump sum, in installments or on another deferred basis. A total of 243,938 shares have been issued to a trust to satisfy the Company’s obligations when distribution is triggered and are included in shares the Company reports as issued and outstanding.

The Stock Incentive Plan of 2010 is an equity-based incentive plan for officers, key employees, and directors. The Stock Incentive Plan of 2010 authorizes awards of stock options, restricted common stock, common stock, restricted stock units, and/or stock appreciation rights. The Stock Incentive Plan of 2010 provides that each share of restricted or unrestricted common stock and each restricted stock unit issued under the plan is counted as two shares against the total number of shares authorized for issuance under the plan. The number of securities listed as remaining available in column (c) of the table assumes only stock options will be issued under the plan in the future; each stock option counts as only one share against the total number of shares authorized for issuance under the plan. Actual shares available under the plan will be less to the extent that the Company awards restricted common stock, unrestricted common stock or restricted stock units under the plan. The numbers provided in this footnote and in column (c) will increase to the extent that options relating to the number of shares listed in column (a) of the table or other outstanding awards (e.g., shares of restricted or unrestricted stock, restricted stock units or stock appreciation rights) previously issued under the plan are canceled, surrendered, modified, exchanged for substitutes, expire or terminate prior to exercise or vesting because the number of shares underlying any such awards will again become available for issuance under the plan under which the award was granted.

Of the total number of shares available under column (c), the number of shares with respect to the following plans may be issued other than upon the exercise of an option, warrant or right outstanding as of December 29, 2012:

»	Outside Directors’ Deferred Compensation Plan: 166,525

»	Stock Incentive Plan of 2010: 946,748

No awards will be granted under the Stock Incentive Plan of 2010 once the Plan is approved by stockholders.

Vote Required and Board Recommendation

Approval of the Stock Incentive Plan of 2013 requires the favorable vote of a majority of shares present or represented at the meeting and entitled to vote on the proposal. In addition, NYSE rules require that the total votes cast on this proposal represent a majority of all shares entitled to vote on this proposal.

Board Recommendation

The Board of Directors recommends that you vote FOR approval of the Stock Incentive Plan of 2013.

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2013 PROXY STATEMENT

Related Party Matters

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wolverine Worldwide has entered into agreements with Grimoldi S.A., an Argentinean corporation of which Mr. Alberto L. Grimoldi, a director of Wolverine Worldwide, is chairman and a 35% shareholder. The agreements grant Grimoldi, S.A. the exclusive rights to distribute and sell footwear products in Argentina under the Hush Puppies®, Caterpillar®, and Patagonia® brand names, and footwear and apparel under the Merrell® brand name. Grimoldi S.A. or its subsidiary purchases products, samples, footwear components, advertising materials and miscellaneous items from Wolverine Worldwide or pays Wolverine Worldwide royalties and certain sublicense fees based on sales or purchases of products in Argentina. Grimoldi S.A. was obligated to pay Wolverine Worldwide purchase prices, royalties, sublicense fees, service fees and interest relating to purchases made or royalties and fees incurred in fiscal year 2012 totaling $5,074,150. All of the transactions described above occurred pursuant to continuing contractual arrangements between Wolverine Worldwide and Grimoldi S.A. Wolverine Worldwide expects similar transactions to occur between Grimoldi S.A. and Wolverine Worldwide and its subsidiaries during fiscal year 2013. The Governance Committee reviewed and approved or ratified each of these transactions in accordance with Wolverine Worldwide’s related person transactions policy, as described below.

RELATED PERSON TRANSACTIONS POLICY

Wolverine Worldwide’s Board adopted written policies and procedures regarding related person transactions. They require the Governance Committee to review and either approve or disapprove the Company entering into any Interested Transactions (defined below). If advance approval is not feasible, then the Governance Committee must review and ratify the Interested Transaction at its next meeting.

Interested Transaction	Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

	(1)	the aggregate amount involved is or is expected to exceed $100,000 since the beginning of Wolverine Worldwide’s last completed fiscal year;
	(2)	Wolverine Worldwide is a participant; and
	(3)	any Related Person (defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity).

Related Person	Any:

	(a)	person who is or was at any point during the last fiscal year for which Wolverine Worldwide filed an Annual Report on Form 10-K and proxy statement, an executive officer, director or nominee for election as a director;
	(b)	greater than five percent beneficial owner of Wolverine Worldwide’s common stock; or
	(c)	immediate family member* of any of the foregoing.
*	Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

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2013 PROXY STATEMENT

The Governance Committee considers whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the Related Person’s interest in the transaction, and other factors that it deems relevant. No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except to provide all material information to the Governance Committee.

The following Interested Transactions are pre-approved under the policies and procedures:

(a)	any transaction with another company where a Related Person’s only relationship is as an employee, director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total revenues.

(b)	any charitable contribution by Wolverine Worldwide to a charitable organization where a Related Person is an employee, if the aggregate amount involved does not exceed the lesser of $100,000, or two percent of the charitable organization’s total annual receipts.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 85

2013 PROXY STATEMENT

Additional Information

STOCKHOLDERS LIST

A list of stockholders entitled to vote at the meeting will be available for review by Wolverine Worldwide stockholders at the office of R. Paul Guerre, Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351, during ordinary business hours for the 10-day period before the meeting.

DIRECTOR AND OFFICER INDEMNIFICATION

The Company indemnifies its directors and NEOs to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and NEOs, and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock, to file reports of ownership and changes in ownership of shares of common stock with the SEC. Directors, NEOs and greater than 10% beneficial owners are required by SEC regulations to furnish Wolverine Worldwide with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for fiscal year 2012, the Company believes that during fiscal year 2012, its officers and directors filed the required reports under Section 16(a) on a timely basis.

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in Wolverine Worldwide’s 2014 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to the Secretary of Wolverine Worldwide no later than the close of business on November 11, 2013. You should address all stockholder proposals to the attention of R. Paul  Guerre, Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING

The By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2014 Annual Meeting of Stockholders, must be received at the Company’s principal executive offices by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the 2013 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the By-laws must be received between December 19, 2013, and the close of business on January 18, 2014. You should address a proposal to R. Paul Guerre, Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, and include the information and comply with the requirements set forth in those By-laws, which the Company has posted on its website. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

Page 86	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

2013 PROXY STATEMENT

VOTING SECURITIES

Stockholders of record at the close of business on March 1, 2013, are eligible to vote at the meeting. The Company’s voting securities consist of its $1.00 par value common stock, and there were 50,099,575 shares outstanding and entitled to vote on the record date. Each share outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter. Treasury shares are not voted. Individual votes of stockholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the independent inspectors of election and certain employees of the Company and its agents who acknowledge their responsibility to comply with this policy of confidentiality.

CONDUCT OF BUSINESS

A majority of the outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the meeting if you are present at the meeting and vote in person, a proxy card has been properly submitted by you or on your behalf, or you have submitted your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee lacks the discretionary authority to vote on certain matters and has not received voting instructions from the beneficial owner in respect of those specific matters.

VOTE REQUIRED FOR ELECTION AND APPROVAL

A plurality of the shares voted is required to elect directors. This means that the three nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes cast “for” or “withheld” affect the outcome. All other matters require for approval the favorable vote of a majority of shares present or represented at the meeting and entitled to vote on the applicable matter. The results of Item 3, Advisory Resolution To Approve Executive Compensation, are not binding on the Board of Directors.

With respect to the election of directors, abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect. With respect to all other matters to be voted on at the annual meeting, abstentions will have the same effect as votes “against” the matter, and broker non-votes, if applicable, will have no effect on Item 2 and Item 3. However, under NYSE rules, the total votes cast (including abstentions) on Item 4 must represent over 50% of all shares entitled to vote on Item 4. Because broker non-votes do not count as votes cast, broker non-votes will make it more difficult to achieve this requirement. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote those shares. Brokers do not have discretionary authority with respect to any of the proposals except for the ratification of the independent registered public accounting firm.

VOTING RESULTS OF THE ANNUAL MEETING

The Company will announce preliminary voting results at the annual meeting and publish final results in a Form 8-K within four business days following the meeting. If final results are not known within four business days of the annual meeting, then the Company will file a Current Report on Form 8-K with the preliminary results and file an amended Current Report on Form 8-K within four business days of the availability of the final results.

ATTENDING THE ANNUAL MEETING

You may vote shares held directly in your name as the stockholder of record in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, Wolverine Worldwide recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. You may vote shares held in “street name” through a brokerage account or by a bank or other nominee in person if you obtain a proxy from the record holder giving you the right to vote the shares.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 87

2013 PROXY STATEMENT

MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where the shareholder has not indicated a specific choice, the shares represented by all valid proxies received will be voted in accordance with the Board’s recommendations as follows: (1) for each of the nominees for directors named earlier in this proxy statement, (2) for ratification of the appointment of the independent registered public accounting firm, (3) for the advisory vote to approve executive compensation, and (4) for the approval of the Stock Incentive Plan of 2013. The Board has not received timely notice of any matter that may come before the annual meeting. However, should any matter not described above be properly presented at the annual meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted.

REVOCATION OF PROXIES

A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your Wolverine Worldwide shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

SOLICITATION OF PROXIES

The Company will pay the expenses of solicitation of proxies for the annual meeting. Solicitations may be made in person or by telephone, by officers and employees of the Company, or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. These individuals will not be paid any additional compensation for any such solicitation. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of the Company’s common stock. The Company has engaged Georgeson Inc. at an estimated cost of $9,000, plus expenses and disbursements, to assist in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of shares of Wolverine Worldwide stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the Company’s 2012 Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and its 2012 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, or stockholders who share an address and receive multiple copies of the proxy statement and annual report but would like to receive a single copy, should submit this request by writing to Investor Relations, Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, or by calling (616) 866-5500 and asking for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

Wolverine Worldwide’s financial statements for the fiscal year ended December 29, 2012, are included in the Company’s 2012 Annual Report, which the Company is providing to stockholders at the same time as this proxy statement. Wolverine Worldwide’s Proxy Statement for the 2013 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 29, 2012, are available at www.wolverineworldwide.com/2013annualmeeting. If you have not received or do not have access to the 2012 Annual Report, write to Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, Attn: Investor Relations or call (616) 866-5500 and ask for Investor Relations, and the Company will send a copy to you without charge.

Page 88	Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A

Appendix A

WOLVERINE WORLD WIDE, INC.

STOCK INCENTIVE PLAN OF 2013

1. Purpose

The purpose of the Wolverine World Wide, Inc. Stock Incentive Plan of 2013 (the “Plan”) is to advance the interests of Wolverine World Wide, Inc. (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan supersedes the Company’s Stock Incentive Plan of 2010 (the “Prior Plan”) with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator. No new awards shall be issued under the Prior Plan after the approval of this Plan by the Company’s stockholders.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Administrator” means the Administrator of the Plan in accordance with Section 19.

(c)	“Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(d)	“Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(e)	“Board” means the board of directors of the Company.

(f)	“Change in Control” unless otherwise defined in an Award, means (i) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (ii) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Shares or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors; (iii) the consummation of a reorganization, merger, or consolidation of the Company, unless such reorganization, merger or consolidation is with or into a Permitted Successor; or (iv) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)	“Continuing Directors” mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s stockholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

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(i)	“Company” means Wolverine World Wide, Inc., a Delaware corporation.

(j)	“Disability” has the meaning set forth in the Company’s long-term disability plan. The determination of the Administrator as to an individual’s Disability shall be conclusive on all parties.

(k)	“Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

(l)	“Excluded Holder” means (i) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Shares; or (ii) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Shares or other securities pursuant to the terms of an Employee Benefit Plan.

(m)	“Fair Market Value” means, as of any date, the closing price per share at which the Shares are sold in the regular way on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) or, if no Shares are traded on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) on the date in question, then for the next preceding date for which Shares were traded on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares).

(n)	“Incentive Bonus” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement or otherwise.

(o)	“Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)	“Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(q)	“Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)	“Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(s)	“Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(t)	“Permitted Successor” means a company that, immediately following the consummation of a transaction specified in clauses (iii) and (iv) of the definition of “Change in Control” above, satisfies each of the following criteria: (i) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company’s outstanding Shares and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (ii) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (iii) at least a majority of the board of directors of the company is comprised of Continuing Directors.

(u)	“Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

(v)	“Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 14.

(w)	“Plan” means the Wolverine World Wide, Inc. Stock Incentive Plan of 2013 as set forth herein and as amended from time to time.

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(x)	“Qualifying Performance Criteria” has the meaning set forth in Section 14(b).

(y)	“Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(z)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(aa)	“Retirement” means the voluntary Termination of Employment by a Participant after the Participant has attained (i) 50 years of age and seven years of service (as a director and/or an employee and/or officer of the Company or a Subsidiary), (ii) 62 years of age, or (iii) such other age or years of service as shall be determined by the Administrator or as otherwise may be set forth in the Award Agreement or other grant document with respect to a Participant and a particular Award.

(bb)	“Share” means a share of the Company’s common stock, par value $1.00, subject to adjustment as provided in Section 13.

(cc)	“Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(dd)	“Stock Award” means an award of Shares to a Participant pursuant to Section 9 of the Plan.

(ee)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(ff)	“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(gg)	“Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) unless otherwise determined by the Administrator, service as a member of the Board or other service provider shall not constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

3. Eligibility

Any person who is a current or prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

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4. Effective Date and Termination of Plan

This Plan was adopted by the Board as of February 6, 2013 (the “Effective Date”), provided that any grants made prior to the approval of the Plan by the Company’s stockholders shall be subject to such approval. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary of the date the Board adopts the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5. Shares Subject to the Plan and to Awards

(a)	Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 5,600,000 plus any shares subject to outstanding awards under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares); provided that any Shares granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and six tenths (2.6) Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b)	Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c)	Tax Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,800,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,800,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $20,000,000.

(d)	Director Awards. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed 50,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board or is first designated as Independent Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to three hundred percent (300%) of the number of shares set forth in the foregoing limits.

(e)

Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which

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the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or other service providers of such acquired or combined company before such acquisition or combination.

6. Options

(a)	Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Options hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b)	Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise, or in such other form as is acceptable to the Administrator.

(c)	No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d)	Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole and absolute discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e)	Term of Options and Termination of Employment: The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the Participant’s Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(f)	General. If a Participant’s Termination of Employment is for any reason other than the Participant’s death, Disability, Retirement or termination for cause, Options granted to the Participant may continue to be exercised in accordance with their terms for a period of three (3) months after such Termination of Employment, but only to the extent the Participant was entitled to exercise the Options on the date of such termination.

(g)	Death. If a Participant dies either while an employee or officer of the Company or a Subsidiary or member of the Board, or after the Termination of Employment other than for cause but during the time when the Participant could have exercised an Option, the Options issued to such Participant shall become fully vested and exercisable by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant’s death.

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(h)	Disability. If a Participant’s Termination of Employment is due to Disability, then all of the Participant’s Options shall immediately fully vest, and the Options held by the Participant at the time of such Termination of Employment shall be exercisable by the Participant or the personal representative of such Participant for one year following such Termination of Employment.

(i)	Participant Retirement. Upon a Participant’s Retirement as an employee or officer of the Company and its Subsidiaries or Retirement from service as a member of the Board, then all of the Participant’s Options shall immediately fully vest, and the Options held by the Participant at the time of such Retirement shall be exercisable by the Participant or the personal representative of such Participant during the remaining term of the Options.

(j)	Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Options previously granted. The Administrator or officers designated by the Administrator shall determine whether a termination is for cause.

(k)	Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8. Restricted Stock and Restricted Stock Units

(a)

Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate.

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Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)	Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c)	Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d)	Termination of Employment. Unless the Administrator provides otherwise:

(i)	General. In the event of Termination of Employment for any reason other than death, Disability or Retirement, any Restricted Stock or Restricted Stock Units still subject in full or in part to restrictions at the date of such Termination of Employment shall automatically be forfeited and returned to the Company.

(ii)	Death, Retirement or Disability. In the event a Participant’s Termination of Employment is because of death, Disability or Retirement, the restrictions remaining on any or all Shares remaining subject to a Restricted Stock or Restricted Stock Unit Award shall lapse.

(e)	Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f)	Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(g)	Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

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(h)	Payment of Restricted Stock Units. In all events, unless payment with respect to a Restricted Stock Unit is deferred in a manner consistent with Section 409A of the Code, the Shares and/or cash underlying such Restricted Stock Unit shall be paid to the Participant no later than two and one-half months following the end of the year in which the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture.

(i)	Legending of Restricted Stock. The Administrator may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Wolverine World Wide, Inc. Stock Incentive Plan of 2013 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

9. Stock Awards

(a)	Grant. Stock Awards may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Administrator.

(b)	Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 9 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided, that the Administrator may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

10. Incentive Bonuses

(a)	General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b)	Incentive Bonus Document. Unless otherwise determined by the Administrator, the terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c)	Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 14(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

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(d)	Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. In all events, unless payment of an Incentive Bonus is deferred in a manner consistent with Section 409A of the Code, any Incentive Bonus shall be paid to the Participant no later than two and one-half months following the end of the year in which the Incentive Bonus is no longer subject to a substantial risk of forfeiture.

(e)	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement or other document evidencing the Award, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

11. Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole and absolute discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

12. Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its sole and absolute discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

13. Adjustment of and Changes in the Stock

(a)	General. The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares outstanding. Such adjustment may be designed to comply with Sections 409A and 424 of the Code as applicable, or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

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APPENDIX A

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall determine the appropriate and equitable adjustment to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole and absolute discretion.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the Shares subject to the Award shall be rounded up to the nearest whole share for Awards other than Options and Stock Appreciation Rights, and shall be rounded down to the nearest whole Share with respect to Options and Stock Appreciation Rights. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 13 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

(b)	Change in Control. The Administrator may determine the effect of a Change in Control on outstanding Awards in a manner that, in the Administrator’s reasonable discretion, is fair and equitable to Participants. Such effects, which need not be the same for every Participant, may include, without limitation: (x) the substitution for the Shares subject to any outstanding Award, or portion thereof, of stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, and/or (y) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change in Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof. Notwithstanding the foregoing, unless otherwise determined by the Administrator, Awards shall be treated as follows in connection with a Change in Control:

(i)	Acceleration of Vesting. Without action by the Administrator or the Board: (a) all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Awards shall become immediately fully vested and exercisable and nonforfeitable; and

(ii)	Cash Payment for Stock Options/Stock Appreciation Rights. Without the consent of any Participant affected thereby, the Administrator may determine that some or all Participants holding outstanding Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the Shares subject to such Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (A) the highest sales price of the shares on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) on the date immediately prior to the effective date of such Change in Control of the Company or (B) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Options and/or Stock Appreciation Rights.

14. Qualifying Performance-Based Compensation

(a)	General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

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(b)	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) earnings per share, (x) economic value added measurements, including BVA, (xi) return on invested capital, (xii) return on operating revenue, (xiii) cash flow (before or after dividends), (xiv) stock price, (xv) total stockholder return, (xvi) market capitalization, (xvii) economic value added, (xviii) debt leverage (debt to capital), (xix) operating profit or net operating profit, (xx) operating margin or profit margin, (xxi) cash from operations, (xxii) market share, (xxiii) product development or release schedules, (xxiv) new product innovation, (xxv) cost reductions, (xxvi) customer service, or (xxvii) customer satisfaction. To the extent consistent with Section 162(m) of the Code, the Administrator (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, and (iv) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

15. Transferability

Unless the Administrator determines otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. To the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 15, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

16. Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Company’s chief executive officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure

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of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, including through any agreement approved by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole and absolute discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

17. Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole and absolute discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

18. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

19. Administration of the Plan

(a)

Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become

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subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that no such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Compensation Committee hereby designates the Company’s chief executive officer, the Company’s chief financial officer, the Secretary of the Company, and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)	Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change in Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 13) without the approval of the Company’s stockholders.

(c)	Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)

Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the

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APPENDIX A

Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

(e)	Indemnification of Administrator. Neither any member nor former member of the Administrator nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Administrator shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Administrator’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any employee, officer, agent or expert employed or retained by the Administrator or the Company.

20. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment shall, without the approval of the stockholders of the Company:

»	increase the maximum number of Shares for which Awards may be granted under this Plan;

»	reduce the price at which Options or Stock Appreciation Rights may be granted below the price provided for in Section 6(a);

»	reduce the exercise price of outstanding Options or Stock Appreciation Rights;

»	extend the term of this Plan;

»	change the class of persons eligible to be Participants;

»

otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements (or the listing requirements of any successor exchange that is the primary stock exchange for trading of Shares); or

»	increase the individual maximum limits in Sections 5(c) and (d).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole and absolute discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. In addition, the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board expressly determines to amend the Plan to be subject to Section 409A of the Code.

21. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

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22. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

23. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

25. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Wolverine Worldwide Notice of 2013 Annual Meeting of Stockholders and Proxy Statement	Page 103

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 17, 2013.

Vote by Internet • Go to www.investorvote.com/WWW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
+
1. Election of Directors:		For	Withhold		For	Withhold		For	Withhold

	01 - Jeffrey M. Boromisa	☐	☐	02 - David T. Kollat	☐	☐	03 - Timothy J. O’Donovan	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013.	☐	☐	☐	3. An advisory resolution approving compensation for the Company’s named executive officers.	☐	☐	☐

4. Proposal to approve the Stock Incentive Plan of 2013.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
IMPORTANT - Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

WOLVERINE WORLD WIDE, INC.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

Wolverine World Wide, Inc. will be holding its Annual Meeting of Stockholders on April 18, 2013. The enclosed Notice of 2013 Annual Meeting of Stockholders provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.

Telephone and Internet Voting.

On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.

Thank you in advance for your participation in our 2013 Annual Meeting.

Wolverine World Wide, Inc.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — WOLVERINE WORLD WIDE, INC.

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder hereby appoints Blake W. Krueger and Donald T. Grimes, and each of them, each with full power of substitution, as proxies to represent the undersigned stockholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the stockholder would be entitled to vote on all matters that properly come before the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 9341 Courtland Drive N.E., Rockford, Michigan, 49351, on Thursday, April 18, 2013, at 10 a.m. Eastern Daylight Time, and any adjournment of that meeting.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If this Proxy is properly executed but no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of Proposals 2, 3 and 4 identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may properly come before the meeting.

PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE. DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY TELEPHONE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)